UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.__)

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NORDSTROM, INC.

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1617 Sixth Avenue, Seattle, Washington 98101
April 8, 2021
Dear Shareholder,
To say 2020 was unlike anything our Company has experienced in the past 120 years would be an understatement. We faced numerous challenges that forced us to rethink the way we work, but one thing that didn’t change was how proud we are of our people. Their dedication, passion and genuine concern for our customers and each other was a bright light throughout these tough times. From our Alterations team sewing medical grade masks for health care workers to our Restaurant team providing warm meals to employees in Texas impacted by winter storms, our people consistently extended themselves to each other, bringing the true meaning of service to life. We have always felt fortunate to have a team of people who care so much, and that is especially true right now. It is because of them we were able to navigate the past year and now have so many exciting opportunities in front of us.
Like everyone, we struggled to fully understand the early implications of COVID-19. When we decided to temporarily close all our stores, it became clear we needed quick action to respond to the crisis. After ensuring the health and safety of our employees and customers, our top priority was the financial health of the Company. This led to an intense focus on cash and our balance sheet. These efforts paid off as we generated positive operating cash flow from Q2 forward and solidified our balance sheet so we could continue to invest in the future.
The pandemic brought significant change to the retail industry and our business, as customers adopted new ways of shopping and new expectations around how they want to receive their purchases and make returns. Most of that change proved to be an acceleration of trends we’ve been seeing for several years; ones we’ve been directly investing in and working toward. Fortunately for us, it was not a question of whether we were going in the right direction. It was about how quickly we could get there.
We prioritized finding ways to increase our speed and flexibility to better serve customers. Technology serves as a differentiator for us, enabling us to work more efficiently while being more responsive and compelling to customers. We looked at our most important strategic priorities in this area and accelerated those plans. One example of this approach is the integration of our Nordstrom Rack and NordstromRack.com inventories, which allowed us to fulfill online orders from our Rack stores. We had planned for this capability to launch in 2021, but the pandemic made this work more critical, so we went live with it in October 2020.
We launched Nordstrom.com in 1998 and the importance of e-commerce has steadily increased since then. We entered the year with a large digital business that made up more than 30% of our 2019 sales. The pandemic greatly accelerated this trend, and digital made up 54% of our 2020 sales. We are currently a predominantly digital business and we anticipate that trend will only continue in the coming years. That’s quite something for a retailer that started as a shoe store in 1901.
Stores have been and will continue to be incredibly important for us, but their role must evolve as well. In the short term, we pivoted quickly to offer contactless, curbside services that gave our customers convenience and peace of mind during the pandemic. For the long term, having connected capabilities between our stores and digital platforms has shifted from a “nice to have” to a business essential. It’s that level of connection that enables us to scale online order fulfillment (which results in increased product selection) and allows Nordstrom.com orders to be picked up or returned at any of our Nordstrom or Nordstrom Rack stores – all services that will allow us to serve customers on their terms. We’re continuing to prioritize these types of integration opportunities that give us a competitive advantage.
While the last year was disruptive in many ways, it was also an opportunity for us to step back, ask ourselves tough questions and create change. We did that and asked ourselves what kind of Company we wanted to be for our employees and our customers. Our impact extends beyond our stores and online operations, so when we think about how we can bring value, environmental sustainability needs to be a priority. We have had great results, but we are the first to admit we have a long way to go. We continue to push ourselves to be a better, more responsible Company and are aggressively working toward our 2025 Corporate Social Responsibility Goals focused on environmental sustainability, corporate philanthropy and human rights. Progress isn’t possible without partnership so we are collaborating with other retailers and brands to address the climate and environmental crisis.
For all of us, our purpose comes from not just what we do, but how we do it. We have firmly rooted commitments to inclusivity, equity, humanity, transparency and caring for each other. These are not just words to us, they are the beliefs and standards we hold ourselves to each day. Events of 2020 put those beliefs at the forefront as we confronted issues of race, inequality and division. More than ever, we are committed to be a part of the solution which is why we established measurable Diversity, Inclusion and Belonging Goals. We will no doubt stumble from time to time, but we are sincere in listening and learning from our customers, employees and communities. It is their input and support that will guide our efforts and drive our progress.
Looking forward to 2021 and beyond, we are encouraged by our opportunities to reach new levels of customer service and gain market share by expanding not only who we serve, but where and how we serve them. We are building on our efforts over the past few years and are calling this new focus Closer to You. Our future growth is tied to three key areas: winning in our most important markets, driven largely by expanding our Market Strategy; growing our Rack business by offering a wider range of price points; and expanding our digital capabilities to support both our brands.

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The progress and lessons learned in 2020 will continue to be top of mind for us. The need for speed, flexibility and agility was not unique to a pandemic era. It is a sign of what is to come and the capabilities that will be core to our long-term success. We are continuing to embed these characteristics into all facets of our business so we can be responsive to the ever-changing needs and expectations of our customers.
During times of transformation and uncertainty, it is more critical than ever to keep our focus and priorities clear. We are here to help our customers feel good and look their best. Though the ways we do that will continue to change, customer service is as important today as it has ever been. Improving customer service continues to be our number one goal, and we know it is the biggest differentiator between us and other retailers. Our entire Company is aligned around this goal, and it is our collective job as leaders to enable our teams to do just that: focus on the customer. We are humbly reminded every day that is what brought us here and it is how we are going to succeed going forward.
Sincerely,

Brad D. Smith
Chairman of the Board

Peter E. Nordstrom	Erik B. Nordstrom
President and Chief Brand Officer	Chief Executive Officer

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1617 Sixth Avenue, Seattle, Washington 98101

Notice of Annual Meeting of Shareholders

Items of Business
To vote on the following proposals:
1	To elect 10 Director nominees named in this Proxy Statement to the Board to serve until the 2022 Annual Meeting of Shareholders

2	To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to serve for the 2022 fiscal year

3	To conduct an advisory vote regarding the compensation of our NEOs

4	To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof

WHEN
Wednesday, May 19, 2021
9:00 a.m. Pacific Daylight Time

WHERE
virtualshareholdermeeting.com/JWN2021

RECORD DATE
March 10, 2021
You are eligible to vote before the Annual Meeting, during the live webcast of the Annual Meeting and any adjournment or postponement thereof, if you were a shareholder of record at the close of business on March 10, 2021 (the “Record Date”). There were 157,770,380 shares of the Company’s Common Stock issued and outstanding as of March 10, 2021. Holders of the Company’s Common Stock are entitled to cast one vote per share on each proposal. For further information on how to participate in the meeting, please see Frequently Asked Questions and Answers About the Annual Meeting beginning on page 65 in the Proxy Statement accompanying this Notice.
YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to participate virtually in the Annual Meeting via remote communication, you are encouraged to vote in advance of the meeting. Submitting your proxy now will not prevent you from voting your shares during the meeting, as your proxy is revocable at your option. When you vote, please have available the 16-digit control number found on your Notice of Internet Availability or proxy card.
You may vote In advance of the meeting, until 11:59 p.m. Eastern Daylight Time on May 18, 2021 using any of the following methods:

Online At proxyvote.com	Toll-free Phone Call 1-800-690-6903	Mail Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	Scanned QR Code Using your mobile device
Seattle, Washington
April 8, 2021
By order of the Board of Directors,
Ann Munson Steines
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2021
The accompanying Proxy Statement and the 2020 Annual Report are available at the Investor Relations Website.
Certain statements in this proxy statement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this proxy statement or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s 2020 Annual Report. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.
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PROXY SUMMARY
You have received these proxy materials because the Board is soliciting your proxy to vote your shares during the 2021 Annual Meeting of Shareholders. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider in deciding how to vote your shares, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to our Index of Key Terms on page 7 for the meaning of certain terms used in this summary and the rest of this proxy statement.
This proxy statement and the related proxy materials were first released to shareholders and made available on the internet on April 8, 2021. Shareholders who held shares as of the close of business on the record date can attend the virtual meeting at virtualshareholdermeeting.com/JWN2021.
Proposal No. 1 - Election of Directors (page 18)
Nominee Demographics

Gender	Independence	Tenure

40% Female/ 60% Male (4 of 10 Nominees are female)	80% Independent •All committee members are independent •Separate roles for Chairman and CEO	40% of Director Nominees appointed in the last 4 years •10-year term limit for independent directors
Ethnicity	Age	2020 Board Engagement

30% Ethnic Diversity (3 of 10 Nominees are Black/African American)	57 years average Nominee age	99% overall attendance rate at Board and Committee meetings •6 Board and 20 Committee meetings •Continuous engagement to advise in relation to COVID-19 response

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Relevant Skills and Experience
The nominees possess a balance of leadership experiences, diverse perspectives, strategic skill sets and professional expertise that are essential in furthering our business strategy and objectives, including:
Retail Industry					CEO Experience

	7					7
Online Scale & Growth					Financial Literacy

		8				7
Business Transformation					Technology Expertise

			9		6
Marketing & Customer Experience					Risk Management Experience

				10		7
The Board recommends a vote FOR each Director nominee.
Proposal No. 2 - Ratification of Independent Accountants (page 26)
Qualified and Experienced Independent Auditors
•Deloitte & Touche LLP is an independent registered accounting firm that has served Nordstrom for more than 50 years.
•The firm’s expertise and fees are appropriate for the scope of the Company’s needs.
The Board recommends a vote FOR this proposal.
Proposal No. 3 - Advisory Vote Regarding Executive Compensation (page 59)
Compensation Aligned with Performance
•Executive compensation program aligns with our strategy and our pay-for-performance philosophy.
•We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Approximately 85% of our CEO’s fiscal 2020 target compensation was based on achieving goals related to EBIT, ROIC, free cash flow and market share.
•Our Incentive Adjusted EBIT achievement fell below our threshold milestone of $645 million, resulting in a zero bonus payout.
Fiscal Year 2020 Target Compensation

Chief Executive Officer and President & Chief Brand Officer	All Other Named Executive Officers Combined

85%	75%
Performance Based	Performance Based
The Board recommends a vote FOR this proposal.

INDEX OF FREQUENTLY REQUESTED INFORMATION
11	Director Independence	16	Hedging and Pledging Policies	39	Clawback Policy
14	Board Meetings and Attendance	17	Diversity Inclusion and Belonging	58	Pay Ratio Disclosure
14	Stock Ownership Guidelines	19	Board Nominee Skills Matrix	63	Related Party Transactions
16	Corporate Social Responsibility	32	Peer Group
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INDEX OF KEY TERMS

Term	Definition
2020 Annual Report	Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended January 30, 2021
2025 Corporate Social Responsibility Goals	Review our 2025 Corporate Social Responsibility goals at nordstromcares.com
53rd Week	The extra week included in fiscal 2017 as a result of our 4-5-4 retail reporting calendar
AFC	Audit and Finance Committee of the Board of Directors
ASC 718	Accounting Standards Codification 718, Stock Compensation
Board	The Board of Directors
Broadridge	Broadridge Investor Communication Services
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CGNC	Corporate Governance and Nominating Committee of the Board of Directors
Chairman	Our Board Chairman, a non-Executive position
Common Stock	Nordstrom common stock
CPCC	Compensation, People and Culture Committee of the Board of Directors
DDCP	Nordstrom Directors Deferred Compensation Plan
Deloitte	Deloitte & Touche LLP
Diversity, Inclusion and Belonging Goals	Review our Diversity, Inclusion and Belonging goals at nordstrom.com/diversity
EBIT	Earnings (Loss) Before Interest and Taxes
EIP	Equity Incentive Plan
EMBP	Executive Management Bonus Plan
ESPP	Employee Stock Purchase Plan
Exchange Act	Securities Exchange Act of 1934
FASB	Financial Accounting Standards Board
GAAP	U.S. Generally Accepted Accounting Principles
Incentive Adjusted EBIT	Incentive Adjusted Earnings Before Interest and Income Tax Expense
Incentive Adjusted ROIC	Incentive Adjusted Return on Invested Capital
Investor Relations Website	Our investor relations website, found at investor.nordstrom.com
IRC	Internal Revenue Code
Lease Standard	Accounting Standards Update 2018-11, Leases
LLC	Hangar Three LLC
LTI	Long-Term Incentives
NDCP	Nordstrom Deferred Compensation Plan
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PAO	Principal Accounting Officer
PEO	Principal Executive Officer
PFO	Principal Financial Officer
Plan Trustee	Bank of New York Mellon, as trustee of the Nordstrom 401(k) Plan
PSU	Performance Share Unit
Record Date	Shareholder of record at the close of business on March 10, 2021
RSU	Restricted Stock Unit
SEC	Securities and Exchange Commission
Semler Brossy	Semler Brossy Consulting Group, LLC
SERP	Supplemental Executive Retirement Plan
Tax Act	Corporate tax reform in 2017, known as the Tax Cuts and Jobs Act
TC	Technology Committee of the Board of Directors
TSR	Total Shareholder Return

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TABLE OF CONTENTS

4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

5	PROXY SUMMARY

7	INDEX OF KEY TERMS

10	CORPORATE GOVERNANCE

	10	Our Corporate Governance Framework
	10	Board Responsibilities, Leadership Structure, and Role in Risk Oversight
	11	Director Independence
	11	Chairman of the Board and Presiding Director
	12	Director Elections
	12	Management Succession Planning
	12	Board Committees and Charters
	14	Board Meetings and Attendance
	14	Director Compensation
	16	Compensation Committee Interlocks and Insider Participation
	16	Codes of Business Conduct and Ethics
	16	Hedging and Pledging Policies
	16	Corporate Social Responsibility
	17	Diversity, Inclusion, and Belonging
	17	Website Access to Corporate Governance Documents

18	PROPOSAL 1: ELECTION OF DIRECTORS

25	AUDIT AND FINANCE COMMITTEE REPORT

26	PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

27	EXECUTIVE OFFICERS

29	COMPENSATION OF EXECUTIVE OFFICERS

	29	Compensation Discussion and Analysis
	41	Compensation, People and Culture Committee Report
	42	Summary Compensation Table
	45	Grants of Plan-Based Awards in Fiscal Year 2020
	47	Outstanding Equity Awards at Fiscal Year-End 2020

	50	Option Exercises and Stock Vested in Fiscal Year 2020
	50	Pension Benefits
	51	Fiscal Year 2020 Pension Benefits Table
	51	Nonqualified Deferred Compensation
	52	Fiscal Year 2020 Nonqualified Deferred Compensation Table
	52	Potential Payments Upon Termination or Change in Control
	58	Pay Ratio Disclosure

59	PROPOSAL 3: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

60	EQUITY COMPENSATION PLANS

61	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	61	Beneficial Ownership Table
	63	Delinquent Section 16(a) Reports

63	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	63	Review and Approval Process
	63	Related Party Transactions

64	OTHER MATTERS

64	2022 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

	64	Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders

65	FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

A-1	APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

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CORPORATE GOVERNANCE
Our Corporate Governance Framework
Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to do the right thing, which has served our customers and shareholders well over the years. Our corporate governance framework, more fully discussed on the following pages, includes the following highlights:

Corporate Governance

- 8 of 10 Director Nominees are Independent
- Independent Chairman
- Regular Executive Session of Independent Directors
- Committees Comprised Only of Independent Directors
- All Audit & Finance Committee Members are SEC "Audit Committee Financial Experts"
- Annual Evaluations of Board, Committees and Directors
- Authority to Hire Independent Consultants and Experts

Shareholder Rights

- Annual Election of all Directors
- Majority Vote Standard for Director Elections
- Each Common Share is Entitled to One Vote
- Shareholders of 10%+ Entitled to Call Special Meeting
- Annual Say-on-Pay Advisory Vote
- Regular Outreach and Engagement of Shareholders
- Open Communications with Directors

Strategy and Risk

- Company Strategy Oversight by Board
- Risk Oversight by Board and Committees Aligned with Company Strategy
- Regular Risk Management Reports to Board and Committees
- Compensation Program Designed to Reduce Undue Risk
- Annual Strategy Planning Meeting
- Board Oversight of Chief Executive Officer and Management Succession Planning

Compensation

- Pay-for-Performance Philosophy Guides Executive Compensation
- Stock Ownership Policy for Directors and Executive Officers
- Executive Compensation Clawback Policy
- Hedging and Pledging Policies
- Independent Compensation Consultant Engaged by Compensation, People and Culture Committee

Board Responsibilities, Leadership Structure, and Role in Risk Oversight
The Board oversees, counsels and directs management in promoting the long-term interests of the Company and our shareholders. The Board’s responsibilities include:
•determining the appropriate structure for the senior leadership of the Company;
•selecting and evaluating the performance of the CEO and President and Chief Brand Officer;
•planning for succession with respect to the position of the CEO and monitoring management’s succession planning for other senior executives;
•reviewing and approving our major financial objectives, our strategic and operational plans and other significant actions;
•monitoring the conduct of our business and the assessment of our business risks to promote the proper management of the business;
•overseeing the management of cybersecurity, including oversight of appropriate risk mitigation strategies, systems, processes and controls; and
•overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with laws and our Code of Business Conduct and Ethics.
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At this time, the Board believes different people should hold the positions of Chairman and CEO, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Brad D. Smith serves as Chairman and Erik B. Nordstrom serves as the CEO. The CEO is responsible for day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO and presides over the full Board. The Board believes this leadership structure also aids in the Board’s oversight and management of risk.
The full Board has primary responsibility for oversight of risk management and has assigned to the Board’s standing Committees the task of focusing on the specific risks inherent in their respective areas of oversight. The full Board:
•considers and determines the Company’s risk appetite, which is the amount of risk the organization is willing to accept;
•oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor and communicate these risks) and monitors the effectiveness of this process as the business environment changes;
•provides risk oversight through the Board’s committee structure and processes; and
•manages directly certain risks, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning meeting and periodically throughout the year.
The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the
Company’s strategy. Within this framework, management is responsible for assessing and managing the Company’s exposure to risks. Management regularly reports on risks to the relevant Committee or the Board. The Board and its Committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial, and mapped for the appropriate management and Board (and Committee) oversight.
Through the risk oversight process, the Board:
•obtains an understanding of the risks inherent in the Company’s strategy and management’s execution of the strategy within the agreed risk appetite;
•accesses useful information from internal and external sources about the critical assumptions underlying the strategy;
•is alert for possible dysfunctional behavior within the organization which might lead to excessive risk taking;
•provides input to executive management regarding critical risk issues on a timely basis; and
•encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture.
The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.
Director Independence
A Director is considered independent when our Board affirmatively determines that the Director has no material relationship with the Company, other than as a Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and SEC rules. In making this determination, the Board considers existing relationships between the Company and the Director, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that each of the Director nominees, except Erik Nordstrom and Peter Nordstrom, is independent within the meaning of the listing standards of the NYSE, SEC rules and the Company’s Corporate Governance Guidelines.
Chairman of the Board and Presiding Director
The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Brad D. Smith serves as the Company’s Chairman.
The Chairman is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and charter of the CGNC, the Chairman:
•presides at meetings of the Board;
•assists in establishing the agenda for each Board and Board Committee meeting;
•serves as the Presiding Director to lead executive sessions at each meeting of the Board in which only independent Directors participate;
•calls special meetings of the Board and/or the shareholders;
•provides input and support to the Chair of the CGNC on nominees to fill vacant Board seats and the selection of Committee Chairs and membership on Board Committees;
•advises the CEO and other members of the Executive Team on such matters as strategic direction, corporate governance and overall risk assessment; and
•performs such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.
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Director Elections
The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined; or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of Director nominees exceeds the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting.
Management Succession Planning
The Board and management believe that one of their primary responsibilities is to ensure the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Company’s management is actively engaged and involved in leadership development, having regular discussions of the leadership capabilities of the organization and the attraction, development and retention of critical talent to promote future success. In addition to the Company’s regular review of leadership capabilities, the Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the CEO. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board
Committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.
Our entire Board is responsible for implementing succession procedures for the CEO. We believe the Board, led by our Chairman, should collaborate with the CEO on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the CEO position, including a detailed review of the succession plan annually by the Board. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.
Board Committees and Charters
The Board has four standing committees: Audit and Finance (“AFC”); Compensation, People and Culture (“CPCC”); Corporate Governance and Nominating (“CGNC”); and Technology (“TC”). Each Committee has a Board-approved charter which is reviewed annually by the respective Committee. Recommended changes to the charter, if any, are submitted to the CGNC and the Board for approval. The Board makes Committee and Committee Chair assignments annually at its meeting immediately following the Annual Meeting, although further changes to Committee assignments may be made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all Committee members are independent under the applicable NYSE rules. Committee charters and current Committee membership are posted on our Investor Relations Website.

Audit and Finance Committee
As more fully described in its charter, the primary responsibilities of the AFC are to assist the Board in fulfilling its oversight responsibility with respect to:
•the integrity of the Company’s financial statements;
•the accounting, auditing and financial reporting processes of the Company;
•the management of business and financial risk and the internal controls environment;
•the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, in conjunction with any recommendations by the CGNC with respect to corporate governance standards;
•the reports resulting from the performance of audits by the independent auditor and the internal audit team;
•the qualifications, independence and performance of the Company’s independent auditors; and
•the performance of the Company’s internal audit team.
In addition, the AFC provides financial oversight, including with respect to:
•the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;
•the Company’s tax strategies and the implications of actual or proposed tax law changes;
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•the Company’s dividend payment and share repurchase strategies, banking relationships, borrowing facilities and cash management; and
•the Company’s compliance with covenants under its outstanding indebtedness and borrowing facilities.
The AFC regularly reviews accounting, auditing and financial reporting processes, enterprise risk management, and compliance with laws and regulations. The AFC also meets privately and separately with the independent registered public accounting firm, the CFO and the Vice President, Internal Audit.
In addition to meeting the independence requirement for audit committee members, the Board has determined that each current member of the AFC also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. While the members of the AFC are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting, the Board has determined that all AFC members qualify as “audit committee financial experts” under the regulations of the SEC.

Compensation, People and Culture Committee
As more fully described in its charter, the primary responsibilities of the CPCC are to assist the Board in fulfilling its oversight responsibility with respect to:
•the overall compensation philosophy for the Company’s Executive Officers in light of the Company’s goals and objectives. The Executive Officers are referenced on pages 27 and 28 and include the NEOs shown in the CD&A on page 29 and other business unit presidents and Company executives with responsibility for major organizational functions who report to the CEO or other senior executives;
•the selection of performance measures aligned with the Company’s business strategy;
•the Company’s cash and equity-based compensation plans for executives;
•the annual review of the overall performance of the CEO and President and Chief Brand Officer;
•benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Officers and other eligible employees;
•compensation risk assessment; and
•key talent initiatives such as diversity, inclusion and belonging.
The CPCC has the sole authority to retain such consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The CPCC has retained
Semler Brossy, an independent compensation consulting firm, to advise the CPCC on executive compensation and benefit matters. Semler Brossy provides services only as directed by the CPCC. During fiscal year 2020, Semler Brossy’s services included a review of executive and director pay programs, a review of the compensation peer group, a review of pay and performance, and other pay-related matters specific to the CPCC’s charter. The CPCC has determined that Semler Brossy is independent under the rules of the NYSE and that its work for the CPCC does not raise any conflict of interest.
A consultant from Semler Brossy attends CPCC meetings in person or by phone and supports the CPCC by providing independent expertise on market practices and trends in executive compensation within the general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding the composition of the Company’s peer group and analysis of peer group practices for base salary, performance-based bonus, LTIs and other compensation elements, and advice on management’s proposed levels of executive compensation. Semler Brossy also advises the CPCC on compensation program design, including incentive structure, stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the CPCC from time to time as necessary to carry out its responsibilities under its charter.

Corporate Governance and Nominating Committee
As more fully described in its charter, the primary responsibilities of the CGNC are to assist the Board in fulfilling its oversight responsibility with respect to:
•the recommendation of individuals to the Board for nomination as members of the Board and its Committees;
•the evaluation of possible conflicts of interest of Board members and the Company’s Executive Officers;
•the Company’s Corporate Governance Guidelines;
•the corporate governance standards contained in the Company’s Codes of Business Conduct and Ethics;
•policies and practices of the Company in the area of corporate governance;
•the recommendation to the Board of the form and amount of Director compensation;
•the annual performance evaluation of the Board, the Directors and each Committee of the Board; and
•the establishment of succession procedures in the case of an emergency or the retirement of the CEO.
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Technology Committee
As more fully described in its charter, the primary responsibilities of the TC are to assist the Board in fulfilling its oversight responsibility with respect to:
•the Company’s technology strategy;
•the Company’s technology acquisition and development process to ensure ongoing business growth;
•the Company’s data management and automation processes, and measurement and tracking systems;
•the Company’s policies and safeguards for information technology and data security, as well as risks and incidents with respect to information technology and data security; and
•investments in technology.
Board Meetings and Attendance
The Board held six formal meetings during fiscal year 2020, one of which was devoted principally to Company strategy. During the past fiscal year, the AFC held seven formal meetings, the CPCC held four formal meetings, the CGNC held five formal meetings, and the TC held four formal meetings. In addition, the Board participated in numerous informal calls and discussions during the early months of the COVID pandemic. Each Director attended at least 75% of the aggregate of all formal meetings of the Board and the Committees on which they served during the year, and overall attendance at formal meetings, on a combined basis, was 99%. Independent members of the Board met at each formal meeting of the Board in executive session without management present. Directors are expected to attend the Annual Meeting of Shareholders, if practicable. All Directors attended the 2020 Annual Meeting of Shareholders.

Board
6 Meetings
AFC
7 Meetings
CGNC
5 Meetings
CPCC
4 Meetings
TC
4 Meetings
0%
20%
40%
60%
80%
100%
Number of Meetings

Director Compensation
The Company’s pay-for-performance philosophy for Director compensation reflects the Board’s belief that payment of a majority of the Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes the Director fees paid by the Company should be competitive with other companies having similar characteristics. Employee Directors of the Company are not paid any fees for serving as members of the Board. Non-employee Director compensation is discussed below.
Changes for 2020
At the February 2020 Board meeting, after consideration of recommendations made by the CPCC’s compensation consultant, the following pay component changes were made to Director Compensation beginning in fiscal year 2020 to better align pay with that of our peer companies. The last material change to Director Compensation was in 2014.
Cash Retainers
•increased the annual Director Retainer from $85,000 to $95,000;
•increased the annual CPCC Chair Retainer from $20,000 to $25,000; and
•increased the annual CGNC Chair Retainer from $15,000 to $20,000.

Subsequent to the meeting, based on the uncertainty surrounding the impact of COVID-19 on business operations and to enhance the Company’s liquidity, the Directors agreed to rescind their action with respect to an increase in fees. In addition, the Directors agreed to reduce their 2020 cash retainers by 50% and defer payment of their remaining cash retainers for the six months immediately following the 2020 Annual Meeting.
Stock Awards
•The annual Director Equity Grant of Common Stock was increased from a grant date fair value of $140,000 to a grant date fair value of $150,000.
Stock Ownership Guidelines
In addition to the changes to the Director Compensation components, the Board increased the Director Stock Ownership Guidelines to require Directors to own Common Stock having a value of at least $450,000 by their fifth anniversary of joining the Board. This was an increase from the former requirement of $425,000.
Under the Director Stock Ownership Guidelines, Directors are currently required to own shares having the requisite value by their fifth anniversary of joining the Board. As of March 10, 2021, each nominee for election at the Annual Meeting had either satisfied this obligation or had time remaining to do so. Under the Company’s policy, a Director will be deemed to be in compliance with the Stock Ownership Guidelines once their holdings of Common Stock meet or exceed the threshold, and will remain in compliance, notwithstanding any decline in the value of Common Stock, unless and until the Director sells shares.
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Scheduled Annual Compensation Elements for 2020*	Amount ($)**
Director Retainer	85,000
AFC Chair Retainer	30,000
CPCC Chair Retainer	20,000
CGNC Chair Retainer	15,000
TC Chair Retainer	15,000
Director Equity Grant of Common Stock having a grant date value of	150,000
Chairman of the Board Equity Grant of Common Stock having a grant date value of	200,000
* In fiscal year 2020, scheduled cash retainers were reduced, as discussed in the comments below.
** Directors may elect to take some or all of their cash retainer fees in Common Stock.
Changes for 2021
No changes were made to Director Compensation for fiscal year 2021.

Director Summary Compensation Table
During the fiscal year ended January 30, 2021, non-employee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(b)(c)	All Other Compensation ($)(d)	Total ($)
Shellye L. Archambeau	50,000	149,990	4,202	204,192
Stacy Brown-Philpot	50,000	149,990	1,428	201,418
Tanya L. Domier	52,500	149,990	15,148	217,638
James L. Donald	42,500	149,990	—	192,490
Kirsten A. Green	42,500	149,990	12,623	205,113
Glenda G. McNeal	42,500	149,990	—	192,490
Brad D. Smith	42,500	349,999	2,466	394,965
Bradley D. Tilden	57,500	149,990	5,013	212,503
Mark J. Tritton	42,500	149,990	17,590	210,080
(a) Fees Earned or Paid in Cash
The amounts reported reflect the cash fees paid to each non-employee Director, whether or not such fees were deferred. Ms. Domier received $10,000 in cash for service as Chair of the CPCC. Ms. Archambeau received $7,500 in cash for service as Chair of the CGNC. Mr. Tilden received $15,000 in cash for service as Chair of the AFC. Ms. Brown-Philpot received $7,500 in cash for service as Chair of the TC.
Based on the uncertainty surrounding the impact of COVID-19 on business operations and to enhance the Company’s liquidity, the Directors agreed to reduce their 2020 cash retainers by 50% and defer payment of their remaining cash retainers for the six months immediately following the 2020 Annual Meeting.
(b) Deferred Compensation Program
Non-employee Directors may elect to defer all or a part of their cash retainers and stock awards under the DDCP. Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.
In 2020, cash deferrals could be directed among 18 deemed investment alternatives and gains and losses for cash deferrals were posted to the Director’s account daily based on their investment elections. In addition, plan participants were offered a fixed rate option of 4.31% in 2020, which was not subsidized by the Company, but rather was a rate based on guaranteed contractual returns from a third-party insurance company provider. Deferred stock awards are credited to the Director’s account as units. Each unit in the DDCP is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.
During the fiscal year which ended January 30, 2021, Ms. Brown-Philpot deferred 100% of her stock award and cash fees into the DDCP.
(c) Stock Awards
The amounts reported reflect the grant date fair value associated with each Director’s stock awards. Fractional shares are not awarded or paid in cash. In recognition of the significant time and attention in performing the duties required of the position, our Chairman of the Board is annually awarded, on the first open trading day following the Annual Meeting, an additional stock award having a grant date fair value of $200,000.
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(d) All Other Compensation
All Directors, their spouses and eligible children may participate in the Company’s employee merchandise discount program. The program provides discounts ranging from 20% for eligible non-management employees up to 33% for eligible management and high-performing non-management employees and Directors. A 40% discount is available at certain times of the year on specified merchandise. These discounts vary somewhat by source and type of merchandise or service. During the fiscal year ended January 30, 2021, All Other Compensation consisted only of merchandise discounts for all Directors.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 30, 2021, no member of the CPCC was an employee or officer of the Company or any of its subsidiaries, was formerly a Company officer, or had any relationship otherwise requiring disclosure.
Codes of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our PEO, PFO, PAO and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Copies of each of these Codes are posted on our Investor Relations Website. A grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our Investor Relations Website.
Hedging and Pledging Policies
Our policies prohibit Directors and Executive Officers (as well as other key insiders and their immediate family members) from engaging in hedging or short sale transactions with respect to the Company’s Common Stock. We also have a policy with respect to pledging of Common Stock, which subjects Directors and Executive Officers to a preclearance requirement and restrictions, including that pledged shares may not be counted toward the Company’s stock ownership guidelines. Employees who are not Executive Officers or certain other key insiders are not covered by these policies. Our Executive Officers, in the aggregate, have less than 0.5% of the Company’s outstanding shares pledged to third parties.
Corporate Social Responsibility
Leaving It Better Than We Found It
Over the last year, our world, industry and company have forever changed as we have all experienced events and faced levels of adversity that lack any sort of blueprint. But we have also seen new levels of compassion, community and inspiration as we all worked to support each other. While there is still a great deal of uncertainty, we have adapted and emerged more committed than ever to deliver on our intention to leave the world better than we found it.
As a company, we believe the impacts we have on our employees, customers and communities extend well beyond the walls of our stores. We have an obligation to ensure we operate as a responsible company our employees can be proud of. The idea that we have a role to play in building and shaping a positive, inclusive and sustainable future is not new to us, but it has become more important than ever. Last year, we accelerated our efforts and reaffirmed our commitment to our three Corporate Social Responsibility priorities: Environmental Sustainability, Corporate Philanthropy, and Human Rights.
Respecting the Environment
We have more visibility than ever before into the impact our business has on the environment and how we manufacture our products. This means we have an increasing responsibility to mitigate those impacts whenever possible. In 2014, we set ambitious five-year goals to reduce our impact, nearly all of which we met or exceeded ahead of schedule. We have also launched and expanded programs to help our customers shop sustainably, as with Sustainable Style and BEAUTYCYCLE, both of which also play an important role in our future goals.
Taking Care of Our Communities
Partnering with our employees, we donated $3.5 million to 3,615 causes and organizations last year through our employee matching gift program. We also took action in creative ways, like leveraging our tailors across the country to help create nearly one million medical-grade masks to support health care workers during the shortage in March and April.
Respecting Human Rights
Our community support extends to the health, safety and human rights of all people, including our customers, our employees and those who make the products we sell. By partnering directly with factories, we work to create comprehensive and sustainable progress. We audit 100% of new Nordstrom Made factories for compliance with our Partnership Guidelines before beginning production and perform annual audits thereafter. These audits include wage and hour records and management systems. Our agreements with all factories afford us the right to conduct unannounced audits of their facilities, which we do periodically.
While we achieved our goals, our work did not stop in 2020. We spent time listening to customers, employees, company leaders, investors, sustainability experts and even brand partners to help inform our new set of goals for 2025. These goals center around climate change, environmental impact of products and services and circularity; customer engagement and cause marketing, corporate grantmaking and employee engagement; and ethical working practices and women’s empowerment. For the full details on our goals and progress to leave the world better than we found it, visit nordstromcares.com.
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Diversity, Inclusion, and Belonging
Committed to Change
We are committed to being a positive part of the change that is needed in the world. We have amplified our efforts over the past several years to promote diversity, inclusion and belonging at Nordstrom, but events in our world have accelerated this work. Since 2019, we have achieved 100% pay equity and nearly 100% pay parity. We have improved diversity throughout our Company in recent years, where women make up 45% of our current Board – nearly 30% of whom are people of color – and 60% of leadership, but we know we have more work to do. We have partnered with NAACP Legal Defense and Education Fund, Hispanic Association on Corporate Responsibility, Black Lives Matter Global Network Foundation and the National Urban League, among others, through financial support and corporate volunteerism.
Throughout 2020, we continued our listening to gain insights on the experience of our employees and customers which help inform our path forward, including setting specific goals to address our opportunities for growth. In the past year, we expanded our Employee Resource Groups to represent Disabled communities in addition to our existing groups for Black, Latinx, Asian Pacific-Islander, LGBTQIA+, Women, Veterans and Parents. Additionally, we brought together diverse leaders across the company and Board to form our diversity, inclusion and belonging action council to help deliver our diversity, inclusion and belonging strategy, which is focused on four pillars: Talent, Culture, Marketplace and Leadership and exemplifies our commitment to change.
GOALS
Focus on our Talent
Historically, representation in our stores has been rich with ethnic and gender diversity, however this has not always been the case for our corporate population. We plan to increase demographic diversity in all our corporate and leadership positions to better reflect the North American population. By the end of 2025, we will increase representation of Black and Latinx populations in people-manager roles by at least 50%. We will leverage our internship program and other initiatives that help us reach qualified candidates early in their careers, with a goal on average of at least 50% of participants in these programs coming from underrepresented populations.
We are revisiting our practices and the training resources we offer for all customer-facing roles to ensure they include anti-racism and anti-bias content.
Improving our Culture
In 2020, we responded to the social unrest in our country by launching monthly courageous conversations with our employees and established a continuous listening survey to keep a pulse on employee sentiment. Going forward, we will take what we have learned to strengthen belonging and address favoritism through greater consistency, collaboration, communication and connection. Our Voice of the Employee survey will be our benchmark for success in this area, and we are working to improve our Inclusion and Belonging Index score by eight points and Favoritism Index score by six points by 2025.
Responding to the Marketplace
In 2020, we carefully reviewed and updated our marketing imagery to represent the customers we want to attract and the communities we represent. Looking ahead, we will serve customers on their terms, through a lens of anti-racism, identity, and equity at every touchpoint. We are committing to deliver $500 million in retail sales from brands owned by, operated by, or designed by Black and/or Latinx individuals by the end of 2025. We are also renewing our Supplier Diversity program, which will track and support diverse-owned suppliers across all areas of our business.
Aligning our Leaders
We will declare and commit to compelling, future-oriented leadership expectations and shared culture that will drive our business ambition. We will measure our leaders on their performance in this area through the Inclusion Index and feedback from their teams and coworkers. We will double our charitable giving to nonprofit organizations that promote anti-racism, bringing that total to approximately $1 million per year for the next five years. We have joined a multiyear corporate partnership with the National Urban League, a historic civil rights organization dedicated to economic empowerment, equality and social justice.
We have long believed that we're all made better by the diversity that exists within our communities and we will continue doing our part to bring about meaningful change. Read more about our diversity, inclusion and belonging strategy, goals and progress at nordstrom.com/diversity.
Website Access to Corporate Governance Documents
The charters for each of the standing Committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Director Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed on our Investor Relations Website.
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PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends a vote FOR each Director nominee.
Ten nominees, recommended by the Company’s Board, will be elected at the Annual Meeting, each to hold office until the 2022 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. Tanya L. Domier is not seeking re-election and will be retiring from the Board at the end of her current term in May 2021. All of the nominees listed in this Proposal 1 are currently Directors of the Company.

Director Qualifications, Experience, and Nominating Process
The CGNC is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.
In nominating director candidates, the CGNC considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience, with the goal of assisting the Board in providing oversight of and strategic advice to Company management. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience and skill set relative to those of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board.
In addition to these factors, the Committee also considers a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily.

The Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Shareholders who wish to submit nominees for election as directors should follow the procedures described on page 64. No director candidates were recommended by our shareholders for election at the Annual Meeting.
All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of complex corporations. As a group, they also bring extensive board experience and a diversity of perspectives on the challenges facing the Company and the retail industry at this time.
The chart on the following page outlines some of the qualifications each director candidate brings to the Board. However, the lack of a mark in any specific box does not mean that the candidate does not possess that qualification. Instead, the skills and qualifications noted on the following page are those reviewed by the CGNC and the Board in making nomination decisions and as part of the Board succession planning process. We believe the combination of the skills and qualifications shown on the following page demonstrates how our Board is well positioned to provide strategic advice and effective oversight to Company management.
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Nominee Skills Matrix

Director Nominee	Retail Industry	Online Scale & Growth	Business Transformation	Marketing & Customer Experience	CEO Experience	Financial Literacy	Technology Expertise	Risk Management
Shellye L. Archambeau
Stacy Brown-Philpot
James L. Donald
Kirsten A. Green
Glenda G. McNeal
Erik B. Nordstrom
Peter E. Nordstrom
Brad D. Smith
Bradley D. Tilden
Mark J. Tritton
TOTAL	7/10	8/10	9/10	10/10	7/10	7/10	6/10	7/10
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Our Director Nominees
Information related to the Director nominees is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company.

Career Highlights
•2002 to 2018: Chief Executive Officer of MetricStream, Inc., a global provider of governance, risk, compliance and quality management solutions to corporations across diverse industries
•2001 to 2002: Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., a provider of internet infrastructure services
•2000 to 2001: Chief Marketing Officer of NorthPoint Communications
•1999 to 2000: President of Blockbuster, Inc.’s e-commerce division
•Prior to 1999: held domestic and international executive positions during a 15-year career at IBM

Shellye L. Archambeau
Independent Director	Skills and Qualifications
Joined the Board: 2015	Ms. Archambeau has extensive leadership experience in technology, e-commerce, digital media and communications, each of which is critical to our success during the ongoing transformation of the retail industry. In addition, her technology experience positions her to advise the Board and senior management on technology innovations to elevate the customer experience.
Age 58

Other Current Public Boards	Nordstrom Board Committee Memberships
Verizon, Inc.	CGNC (Chair)
Okta Inc.	TC
Roper Technologies, Inc.

Career Highlights
•2016 to 2020: Chief Executive Officer of TaskRabbit, Inc., a digital home services labor platform company
•2013 to 2016: Chief Operating Officer of TaskRabbit, Inc.
•2012: Entrepreneur-in-Residence at Google Ventures, the venture capital investment arm of Alphabet, Inc.
•Prior to 2012: various directorial positions at Google, including two years as the company’s Senior Director of Global Consumer Operations; Senior Analyst at Goldman Sachs; Senior Associate at PriceWaterhouseCoopers

Stacy Brown-Philpot
Independent Director	Skills and Qualifications
Joined the Board: 2017	Ms. Brown-Philpot brings to the Board innovation, operational and entrepreneurial experience, digital, branding and marketing expertise, as well as financial and accounting skills. She provides unique insights to elevate the consumer experience in a global digital economy as well as needed insights into the attraction and retention of technology talent, with a particular emphasis on technology talent from underrepresented communities. Her service on the board of HP, Inc. provides her with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.
Age 45

Other Current Public Boards	Nordstrom Board Committee Memberships
HP, Inc.	AFC
TC (Chair)
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Career Highlights
•2019 to present: Co-Chairman of the Board for Albertsons Companies, one of the largest food and drug retailers in the United States
•2019: Chief Executive Officer of Albertsons
•2018: President and Chief Operating Officer of Albertsons
•2013 to 2015: Chief Executive Officer of Extended Stay America, Inc., one of the largest integrated hotel owner/operators in the United States.
•Prior to 2013: Chief Executive Officer of Haggen, Inc.; Chief Executive Officer of Starbucks Corporation

James L. Donald
Independent Director	Skills and Qualifications
Joined the Board: 2020	Mr. Donald brings to the board 45 years of experience in leadership roles at consumer-facing businesses ranging from hospitality to retail. Mr. Donald has a wealth of knowledge and expertise in navigating the fast-paced and dynamic environment facing the Company today.
Age 67

Other Current Public Boards	Nordstrom Board Committee Memberships
Albertsons Companies, Inc.	AFC
TC

Career Highlights
•2010 to present: Founder and Managing Partner of Forerunner Ventures, a venture capital firm. In her role with Forerunner Ventures, Ms. Green has served on the boards of directors of numerous private companies since 2013
•Prior to 2010: Equity Research Analyst at Banc of America Securities; Senior Associate at Deloitte & Touche LLP

Kirsten A. Green
Independent Director	Skills and Qualifications
Joined the Board: 2019	Ms. Green brings to the Board extensive experience in consumer and commerce-focused businesses and provides unique insights with respect to the challenges and opportunities of today’s rapidly evolving digital commerce landscape. Ms. Green has deep domain expertise and an understanding of consumer behaviors, brand building and products.
Age 49

Other Current Public Boards	Nordstrom Board Committee Memberships
Hims, Inc.	AFC
Northern Star Investment Corp. II	TC
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Career Highlights
•2017 to present: President Enterprise Strategic Partnerships of American Express
•2011 to 2017: Executive Vice President and General Manager of the Global Client Group of American Express
•1989 to 2011: positions of increasing responsibility at American Express
•Prior to 1989: Arthur Andersen, LLP; the investment banking firm of Salomon Brothers, Inc.

Glenda G. McNeal
Independent Director	Skills and Qualifications
Joined the Board: 2019	Ms. McNeal brings to the Board extensive experience in business development, innovation and customer relationship management, as well as financial, accounting and senior leadership skills. Ms. McNeal provides unique insights on strategic planning, risk oversight and operational matters. Ms. McNeal’s service on public company boards provides her with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, and assessing risk and overseeing management.
Age 60

Other Current Public Boards	Nordstrom Board Committee Memberships
RLJ Lodging Trust	CPCC
CGNC

Career Highlights
•2020 to present: Chief Executive Officer of Nordstrom, Inc.
•2015 to 2020: Co-President of Nordstrom, Inc.
•2014 to 2015: Executive Vice President and President, Nordstrom.com of Nordstrom, Inc.
•2006 to 2014: Executive Vice President and President, Stores of Nordstrom, Inc.
•2000 to 2006: Executive Vice President, Full-Line Stores of Nordstrom, Inc.
•2000: Executive Vice President and Northwest General Manager of Nordstrom, Inc.
•1995 to 2000: Co-President of Nordstrom, Inc.
•1979 to 1995: various other management and sales positions of increasing responsibility

Erik B. Nordstrom
Director	Skills and Qualifications
Joined the Board: 2006	Mr. Nordstrom’s increasing responsibility with the Company over more than 40 years, including executive roles related to digital and store operations, give him a customer-centric perspective in retailing and supporting the business of the Company.
Age 57

Other Current Public Boards	Nordstrom Board Committee Memberships
None	None
Erik Nordstrom and Peter Nordstrom are brothers, great-grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., President, Stores for the Company.
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Career Highlights
•2020 to present: President and Chief Brand Officer of Nordstrom, Inc.
•2015 to 2020: Co-President of Nordstrom, Inc.
•2006 to 2015: Executive Vice President and President, Merchandising of Nordstrom, Inc.
•2000 to 2006: Executive Vice President, Full-Line Stores of Nordstrom, Inc.
•2000: Executive Vice President and Director of Full-Line Store Merchandise Strategy of Nordstrom, Inc.
•1995 to 2000: Co-President of Nordstrom, Inc.
•1978 to 1995: various other management and sales positions of increasing responsibility

Peter E. Nordstrom
Director	Skills and Qualifications
Joined the Board: 2006	Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 40 years, including executive roles relating to merchandising and brand-building, give him a customer-centric perspective in retailing and supporting the business of the Company.
Age 59

Other Current Public Boards	Nordstrom Board Committee Memberships
None	None
Erik Nordstrom and Peter Nordstrom are brothers, great-grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., President, Stores for the Company.

Career Highlights
•2016 to present: Executive Chairman of Intuit, Inc., a global provider of business and financial management solutions
•2008 to 2019: President and Chief Executive Officer of Intuit, Inc.
•2006 to 2007: Senior Vice President and General Manager, Small Business division of Intuit, Inc.
•2005 to 2006: Senior Vice President and General Manager, QuickBooks of Intuit, Inc.
•2004 to 2005: Senior Vice President and General Manager, Consumer Tax Group of Intuit, Inc.
•2003 to 2004: Vice President and General Manager of Intuit’s Accountant Central and Developer Network of Intuit, Inc.
•Prior to 2003: several executive positions, including Senior Vice President of Marketing and Business Development at ADP, Inc.

Brad D. Smith
Independent Director
Joined the Board: 2013	Skills and Qualifications
Age 57	Mr. Smith brings to the Board digital expertise, brand marketing, innovation and entrepreneurial experience, as well as financial and accounting skills, from his position at Intuit. He provides unique insights related to technology innovation and marketing of products and services to broad audiences throughout the world. Mr. Smith’s service on the boards of SVMK (SurveyMonkey) and Intuit, and his prior service on the Board of Yahoo!, provide him with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Other Current Public Boards	Nordstrom Board Committee Memberships
Intuit, Inc.	CPCC
SVMK Inc.	CGNC
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Career Highlights
•2021 to present: Chairman of Alaska Air Group, Inc., an airline holding company comprised of Alaska Airlines, Inc., and Horizon Air, Inc.
•2014 to 2021: Chairman and Chief Executive Officer of Alaska Air Group, Inc.
•2012 to 2014: President and Chief Executive Officer of Alaska Air Group, Inc.
•2002 to 2008: Executive Vice President of Finance and Planning of Alaska Air Group, Inc.
•2000 to 2008: Chief Financial Officer of Alaska Air Group, Inc.
•Prior to 2000: Vice President of Finance at Alaska Air Group, Inc.; PriceWaterhouseCoopers

Bradley D. Tilden
Independent Director	Skills and Qualifications
Joined the Board: 2016	Mr. Tilden brings to the Board executive, operational, strategic planning and financial experience, as well as insights with respect to customer rewards programs in the consumer services industry. Mr. Tilden’s public company board service provides him with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.
Age 60

Other Current Public Boards	Nordstrom Board Committee Memberships
Alaska Air Group, Inc.	AFC (Chair)

Career Highlights
•2019 to present: President and Chief Executive Officer of Bed Bath & Beyond, an omnichannel retailer selling a wide assortment of domestic merchandise and home furnishings online and through several brand retail storefronts
•2016 to 2019: Executive Vice President and Chief Merchandising Officer of Target Corporation
•2009 to 2016: Executive Vice President and Division President of the Nordstrom Product Group of Nordstrom, Inc.

Mark J. Tritton
Independent Director	Skills and Qualifications
Joined the Board: 2020
Mr. Tritton brings to the Board over 30 years of experience in retail and apparel businesses, providing him deep insights into consumer behavior, brand building and operational matters which are key to the Company’s business.

Age 57

Other Current Public Boards	Nordstrom Board Committee Memberships
Bed Bath & Beyond Inc.	CPCC
CGNC
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AUDIT AND FINANCE COMMITTEE REPORT
The AFC operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the AFC’s responsibilities and how they will be carried out. The AFC’s charter is available on our Investor Relations Website.
The AFC Currently consists of five directors, each of whom has been determined by the Board to meet the heightened independence requirements under SEC and NYSE Listed Company Rules. In addition, the Board has determined that each member of the AFC is an “audit committee financial expert” under SEC rules.
The AFC serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the AFC reviews and discusses Company policies and processes with respect to risk assessment and risk management, including discussions of individual risk areas. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the AFC, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.
Deloitte and the Company’s internal auditors have full access to the AFC. The auditors meet with the AFC at each of the AFC’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The AFC has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The AFC also pre-approves all auditing services, internal control-related services and permitted nonaudit services to be performed by the Company’s independent auditors, and periodically reviews whether to request proposals for the engagement of the independent audit firm.
The AFC recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 30, 2021 be included in the Company’s 2020 Annual Report for such fiscal year, based on the following actions by the Committee:
•review of the Company’s audited consolidated financial statements with management;
•review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;
•review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;
•review with management of the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;
•receipt of management representations that the Company’s financial statements were prepared in accordance with GAAP;
•review, with management, the internal auditors and Deloitte, of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;
•review, with legal counsel and management, of contingent liabilities;
•receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with AFCs Concerning Independence; and
•review, with Deloitte, of Deloitte’s independence, the audited consolidated financial statements, the matters required to be discussed by Auditing Standard No. 16 Communications with AFCs, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

Audit and Finance Committee

Bradley D. Tilden, Chair	Stacy Brown-Philpot	Tanya L. Domier	James L. Donald	Kirsten A. Green
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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends a vote FOR this proposal.
The AFC, consistent with NYSE and SEC rules, has appointed Deloitte to be the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over 50 years, including the fiscal year ended January 30, 2021.
As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment. A representative of Deloitte will attend the Annual Meeting to respond to questions and to make a statement if desired.

Audit Fees
The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended January 30, 2021 and February 1, 2020:

	Fiscal Year Ended January 30, 2021		Fiscal Year Ended February 1, 2020
Type of Fee	($)	(%)	($)	(%)
Audit Fees(a)	3,332,000	86	3,281,000	87
Audit-Related Fees(b)	467,000	12	426,000	11
Other Fees(c)	68,000	2	68,000	2
TOTAL	3,867,000	100	3,775,000	100
(a) Audit Fees
Audit Fees primarily relate to fees for services for: (i) auditing the consolidated financial statements of the Company; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.
(b) Audit-Related Fees
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, services related to the issuance of the Company’s securities and accounting research tool subscription fees. This amount does not reflect additional amounts of $364,000 for fiscal year ended January 30, 2021 and $312,000 for fiscal year ended February 1, 2020 which were reimbursed to the Company by its banking partner in connection with the System and Organization Controls report related to the Company’s credit card servicing activities.
(c) Other Fees
Other Fees for the fiscal year ended January 30, 2021 and February 1, 2020 related to human resources benchmarking services.

Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 30, 2021 and February 1, 2020 were pre-approved in accordance with the policies and procedures adopted by the AFC. The pre-approval policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform.
Normally, pre-approval is provided at regularly scheduled AFC meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the AFC. The Chair is responsible for updating the AFC at the next regularly scheduled meeting of any services that were pre-approved between meetings.
The AFC approves proposed services, which incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.
The Committee also reviews on a regular basis:
•a listing of approved services since its last review;
•a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and
•a projection for the current fiscal year of estimated fees.
The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.
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EXECUTIVE OFFICERS
The Executive Officers of the Company are appointed annually by the Board following each year’s annual meeting and serve at the discretion of the Board. In addition to Erik Nordstrom and Peter Nordstrom, whose biographical information is provided under Election of Directors on pages 22 and 23, the following are the other Executive Officers of the Company on the date of filing of this Proxy Statement.

Teri J. Bariquit
Employee since 1986
Age 55
Chief Merchandising Officer, since August 2019. From 2004 to 2019, Ms. Bariquit served as Vice President and then Executive Vice President, Nordstrom Merchandising Group, where she was responsible for Inventory, Planning, Solutions and Business Integration. In her prior role, she led inventory planning, merchandising strategy, brand programs and business transformation initiatives for both Nordstrom and Nordstrom Rack. Prior to 2004, she held various management roles in Merchandising, including Business Integration Director, Business Information & Technology Director and Inventory Audit Manager.

Anne L. Bramman
Employee since 2017
Age 53
Chief Financial Officer, since June 2017, when she joined the Company. From March 2015 to March 2017, Ms. Bramman served as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation. She previously served as Chief Financial Officer of Carnival Cruise Line from December 2010 to March 2015. She was employed by L Brands in various finance leadership positions from July 2004 to December 2010, including Senior Vice President, Chief Financial Officer of Henri Bendel from 2008 to 2010.

Alexis DePree
Employee since 2020
Age 42
Chief Supply Chain Officer, since January 2020, when she joined the Company. Ms. DePree previously served as Vice President of Americas sort centers & planning at Amazon.com, Inc. from 2018 to 2020, and as Amazon’s Vice President of global supply chain operations from 2016 to 2018. From 2007 to 2016, she held executive positions with increasing responsibility at Target Corporation, prior to which she was employed at Dell Technologies Inc. in various leadership positions from 2001 to 2005.

Christine F. Deputy
Employee since 2015
Age 55
Chief Human Resources Officer, since June 2015, when she joined the Company. Ms. Deputy previously served as Group Human Resources Director at Aviva plc from March 2013 to June 2015. From February 2012 to March 2013, she was Human Resources Director — Global Retail Banking for Barclays Bank. From July 2009 to February 2012, she was Chief Human Resource Officer at Dunkin’ Brands. She was employed at Starbucks Corporation from March 1998 to June 2009, serving as Vice President, Human Resources Asia Pacific from November 2007 to June 2009, Vice President, Global Staffing from September 2005 to January 2008, as well as other executive positions from 1998 to 2005.

Michael W. Maher
Employee since 2009
Age 47
Senior Vice President, Chief Accounting Officer, since January 2020. Mr. Maher previously served as Senior Vice President, Finance since May 2017. From October 2011 to April 2017, he held various leadership finance roles for the Company’s Full-Line stores and Full-Price business. He previously served as the Company’s Controller from November 2009, when he joined the Company, until September 2011. Prior to joining Nordstrom, Mr. Maher served as the Vice President, Retail Division Controller for Longs Drug Stores Corporation, the Assistant Corporate Controller at 24 Hour Fitness, and as a Manager of Assurance and Advisory Services and a Certified Public Accountant with Deloitte & Touche LLP.

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Scott A. Meden
Employee since 1985
Age 58
Chief Marketing Officer, since August 2016. From February 2010 to August 2016, Mr. Meden served as Executive Vice President and General Merchandise Manager, Shoe Division. He previously served as Executive Vice President and President, Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager, Shoes from 1999 to 2001.

Edmond Mesrobian
Employee since 2018
Age 60
Chief Technology Officer, since August 2018, when he joined the Company. Previously he was Chief Technology Officer for multi-national grocery retailer Tesco PLC from 2015 to July 2018. From 2011 to 2014, he served as Chief Technology Officer for global travel company Expedia Group, Inc., which includes online travel brands Expedia.com, Hotels.com and Hotwire.com. Prior to joining Expedia, he held the role of Chief Technology Officer at RealNetworks, Inc. from 2003 to 2010, where he led development across multiple digital media services and software.

James F. Nordstrom, Jr.
Employee since 1986
Age 48
President, Stores, since May 2014. From 2005 to 2014, Mr. Nordstrom served as Executive Vice President and President, Nordstrom.com. He previously served as Corporate Merchandise Manager, Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company’s founder.

Ann Munson Steines
Employee since 2019
Age 55
General Counsel and Corporate Secretary, since July 2019, when she joined the Company. Previously, she was Senior Vice President, Deputy General Counsel and Assistant Secretary for Macy’s, Inc. for approximately ten years. Ms. Steines joined Macy’s, Inc. in 1998 as Assistant Counsel, Employment Law, and rose through positions of increasing responsibility until her appointment as Deputy General Counsel and Assistant Secretary. Prior to Macy’s, Ms. Steines was a Senior Attorney with the Overnite Transportation Company, a subsidiary of Union Pacific Corporation. Ms. Steines began her legal career with Dinsmore & Shohl in Cincinnati, Ohio in 1990 and then practiced law with the law firm of Michael Best & Friedrich in Milwaukee, Wisconsin.

Geevy S.K. Thomas
Employee since 1983
Age 56
President, Nordstrom Rack, since January 2018. Mr. Thomas previously served as Chief Innovation Officer from January 2017 to January 2018. From 2010 to 2017, he served as Executive Vice President and President, Nordstrom Rack. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager, Full-Line Stores from February 2001 to November 2001, and as Executive Vice President, Full-Line Stores and Director of Merchandising Strategy from February 1999 to February 2001. Prior to February 1999, he held various merchandise strategy, store and regional management positions with the Company.

Kenneth J. Worzel
Employee since 2010
Age 56
Chief Operating Officer, since August 2019. From 2018 to August 2019, Mr. Worzel served as Chief Digital Officer, from 2016 to 2019 as President of Nordstrom.com, and from 2010 to 2016, he served as Executive Vice President, Strategy and Development. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, he provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, he was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, he provided consulting services to the Company from 1997 to 2008.

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COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This section describes our executive compensation program and the compensation decisions made for our fiscal year 2020 NEOs.

Erik B. Nordstrom	Chief Executive Officer
Anne L. Bramman	Chief Financial Officer
Peter E. Nordstrom	President and Chief Brand Officer
Kenneth J. Worzel	Chief Operating Officer
Edmond Mesrobian	Chief Technology Officer

2020 Snapshot
Increased Financial Flexibility and Accelerated Strategic Initiatives During 2020
Looking back at 2020, we took aggressive actions as we navigated through the pandemic to increase our financial flexibility and accelerate our strategic initiatives to better serve customers. As shifts in customer expectations and behavior accelerated, our multi-year investments and strong financial position enabled our transformation into a digital-first business.
During the year, we took the following actions to ensure we can successfully emerge from this pandemic in a stronger position:
•Expense discipline – rebased our cost structure, reflecting more than $300 million in permanent overhead reductions and contributing to more than $425 million in operating cash flow generation over the past three quarters
•Market strategy – scaled to top 10 markets, making up more than 50% of sales, providing customers with four times more merchandise selection on average and faster delivery
•Rack – integrated store and online inventory to increase online selection and enable order pickup and store fulfillment capabilities
Going forward, our brand promise of getting “closer to you” is the guiding principle of our growth plans. We are committed to significantly expanding the breadth of who we serve, and where and how we serve them. We are doing this by unlocking the full power of the digital-first platform we have built to capture market share gains, drive profitable growth, and create significant value for our shareholders. We are dedicated to executing on our strategy across our three areas of highest priority:
Winning in our most important markets. We are continuing to scale our market strategy by doubling our exposure from 10 to 20 markets, making up 75% of our business.
Broadening the reach of Nordstrom Rack. We are focused on growing our share of the price-oriented customer segment, which we see as a $2 billion incremental sales opportunity over time.
Increasing the velocity of our digital business. We are focused on more effectively translating the heritage of service that defines us in this digitally connected world. This means delivering personalization at scale by creating greater linkages between digital and physical experiences.
We are grateful for our team’s efforts to strengthen our financial flexibility and accelerate our strategic priorities to serve customers in new and differentiated ways. These actions have put us in a strong position to capitalize on our market share opportunity as customer demand recovers. Heading into 2021 and beyond, we are confident in our ability to deliver profitable sales growth.
Shareholders Support our Compensation Program
Our shareholders approved our Board’s recommendation to hold executive compensation advisory votes on an annual basis so that they may frequently and openly express their views about the compensation of our NEOs. Each year since 2011, more than 90% of the votes cast have been supportive of our compensation programs. Based on the majority of shareholders voting in favor of our executive compensation program last year, we continued to implement similar compensation policies and programs in fiscal year 2020, with the exception of temporary actions taken by the CPCC in order to preserve cash and sustain the company through COVID-19 related business impacts. These actions included temporary salary reductions and suspending the discretionary 401(k) match for 2020, as discussed on pages 34 and 38, respectively. Aside from these temporary actions, we continued to apply the following pay and benefits philosophy.
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Our Pay and Benefits Philosophy:
•We believe that if our customers win, our employees and shareholders win – our interests are aligned.
•We pay for performance by investing in talent that delivers results and demonstrates the behaviors that drive our success, while not encouraging excessive risk taking.
•We deliver competitive pay and benefits for all jobs and differentiate pay for critical jobs that directly impact our ability to deliver on our strategy.
•We use objective market data to design flexible pay and benefits programs to help attract, retain, motivate and reward our employees and meet the needs of specific talent groups.
•We provide equal pay and promotion opportunities for all employees and give them the information they need to clearly understand their pay and effectively manage their careers.
We Emphasize Variable Pay and Balance Short- and Long-Term Incentive Values
In accordance with our pay-for-performance philosophy, the compensation program for our NEOs is straightforward in design and includes four primary elements: base salary, performance-based bonus, LTIs and benefits. Within these pay elements, we emphasize variable pay over fixed pay, with approximately 70% of each NEO’s target compensation linked to our financial or market results. The program also balances the importance of these executives achieving both critical short-term objectives and strategic long-term priorities. The following graphics represent target compensation for the CEO and the President and Chief Brand Officer and for the other NEOs. They do not reflect temporary salary reductions implemented in fiscal year 2020 as discussed on page 34, or the one-time equity grant made on August 27, 2020 as discussed on page 36.

Chief Executive Officer and President & Chief Brand Officer	All Other Named Executive Officers Combined

85%	75%
Performance Based	Performance Based
Our Variable Pay Reflects Company Performance
Our pay-for-performance design includes rigorous performance goals and high performance standards. Further, with a substantial portion of pay in the form of Common Stock, pay outcomes align with our shareholders’ interests. This is evidenced by our NEOs’ recent incentive compensation payouts and grant realizable values as of our 2020 fiscal year end, as shown in the tables on the following page.
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	2016		2017		2018		2019		2020
FINANCIAL RESULTS
Net Earnings (Loss)	$354	M	$437	M	$564	M	$496	M	($690	M)
EBIT	$805	M	$926	M	$837	M	$784	M	($1,047	M)
Return on Assets	4.5%		5.4%		6.8%		5.1%		(7.1%)

INCENTIVE COMPENSATION PAYOUTS
Incentive Adjusted EBIT	$1,076	M	$952	M	$909	M	$808	M	($1,047	M)
Incentive Adjusted ROIC	12.4%		10.0%		12.8%		11.2%		(8.5%)
Annual bonus (payout as a % of Target on Incentive Adjusted EBIT measure*)	80%		96%		89%		44%		0%
3-year TSR percentile ranking within the S&P 500**	16%ile		10%ile		24%ile		20%ile		N/A
PSU vesting (payout as a % of Target)	0%		0%		0%		0%		N/A***
*For the CEO and the President and Chief Brand Officer, actual bonus payouts as a percent of target for fiscal years 2017, 2018 and 2019 were 94%, 63% and 47%, respectively. See pages 35 and 36 for more information.
** 2019 PSU grant results are based on internal measures. PSU vesting reflects the performance period ended February 1, 2020.
*** No PSU performance cycles ended in fiscal year 2020.
Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other GAAP financial measures. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.
PSU vesting as shown in the table above corresponds to the performance periods ending in fiscal years 2016 through 2020. Three-year TSR percentile ranking is based on our relative TSR performance over three-year rolling periods between fiscal years 2014 and 2019 versus the S&P 500, with the exception of the 2019 PSU grant. For the 2019 PSU grant, we changed our performance measure from relative TSR to internal measures, structured with two performance periods. Given the change in measures from relative TSR to internal measures related to the strategy that was communicated to our shareholders in July 2018, the CPCC decided to split the 2019 PSU grant into two tranches: two-thirds of which has a three-year performance period and one-third of which has a one-year performance period. The one-year performance period was intended only for the 2019 PSU grant. One-third of the PSUs were to be earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria had been met, and two-thirds of the PSUs will be earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria are met. Both tranches of the 2019 PSUs vest when the results have been certified by the CPCC at the end of the three-year performance cycle, January 29, 2022. For the one-year performance cycle ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle, as described on page 37.

GRANT REALIZABLE VALUES	2016	2017	2018	2019	2020
PSUs (realizable value as a % of grant value)	0%	0%	N/A	0%	N/A
RSUs (realizable value as a % of grant value)	97%	92%	70%	91%	153%
Stock options (realizable value as a % of grant value)	0%	5%	N/A	0%	280%
Realizable values shown above are based on the actual value at time of vest, current unvested values using our 2020 fiscal year end stock price of $35.45 and current performance for the outstanding PSUs granted in 2019 (which were tracking at 0% payout as of the end of the fiscal year), shown as a percent of grant value. PSUs, RSUs and stock options are shown in the column matching the year of grant.
The PSUs granted on March 9, 2020 are not reflected in the table above. Shortly after the PSU grant was made on March 9, 2020, the Company temporarily closed stores in response to the growing COVID-19 pandemic, which meaningfully disrupted sales and operations. There was also significant uncertainty and disruption to our inventory flow, merchandising, and supply chain. Accordingly, the CPCC determined that the financial and market share goals established in February of 2020 for the PSU grant were no longer relevant or functional, and determined not to revise the goals for the 2020 PSUs. Accordingly, each of the NEOs agreed to the cancellation of their PSU award on August 18, 2020, as disclosed in the Form 8-K filed August 20, 2020. As required, the grant date fair values of the PSU grants are included in the Summary Compensation Table, on page 42. On August 18, 2020, the CPCC determined to award stock option grants in light of continued economic uncertainty, along with a desire to incentivize executives towards optimal shareholder outcomes and recognize the executives’ critical roles in supporting the Company’s key strategies and long-term success to each of the NEOs, effective August 27, 2020, the first open trading window date after CPCC approval. Stock options reward executives for the creation of long-term shareholder value, thereby aligning the executives’ interests with those of our Company’s shareholders. Erik Nordstrom and Peter Nordstrom each received an option to purchase 245,829 shares, and Anne Bramman, Kenneth Worzel and Edmond Mesrobian received an option to purchase 281,657, 366,540 and 212,207 shares, respectively. The stock options granted on August 27, 2020 have a grant price of $14.79, the closing stock price on August 27, 2020 and vest in full on September 10, 2022. For reference, the average closing stock price during fiscal year 2020 was $21.16.
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The CPCC reviews these results and other analyses with the goal of ensuring that the NEOs’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the CPCC believes that total direct compensation for our NEOs reflects our pay-for-performance philosophy and is well aligned with shareholder interests.
Effective Corporate Governance Reinforces Our Compensation Program
Our compensation philosophy for our executive team, including our NEOs, is reflected in governance practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. Below is a summary of what we do and don’t do in that regard.

WHAT WE DO		WHAT WE DON’T DO
✓	Pay for performance: Our compensation program for NEOs emphasizes variable pay over fixed pay, with approximately 70% of each NEO’s target compensation linked to our financial or market results.	Provide employment agreements.
✓	Retain meaningful stock ownership guidelines: Our expectations for ownership align executives’ interests with those of our shareholders, and all NEOs have exceeded their targets.	Offer separation benefits to NEOs who are Nordstrom family members.
✓
Mitigate undue risk: We have caps on potential performance-based bonus payments, a clawback policy on performance-based compensation and active and engaged oversight and risk management systems, including those related to compensation-related risk.
Offer special perquisites to our NEOs.
Maintain separate change in control agreements.
✓	Engage an independent compensation consulting firm: The CPCC’s consultant does not provide any other services to the Company.	Gross up taxes, except in the case of selected relocation expenses.
✓	Apply conservative post-employment and change in control provisions.	Reprice underwater stock options.
✓
Limit accelerated vesting: Our equity plan provides for accelerated vesting of equity awards after a change in control only if an executive is involuntarily terminated by the Company or resigns for good reason, a provision referred to as a “double trigger.”
Issue grants below 100% fair market value.
Pay dividends on any unearned or unvested equity awards.
✓	Restrict pledging activity: All Executive Officers are subject to pre-clearance requirements and restrictions.	Permit hedging or short-sale transactions.
✓	Receive strong shareholder support: Each year since 2011, more than 90% of the votes cast have been supportive of our compensation programs.	Count pledged shares toward stock ownership targets.

Context for Understanding Our Compensation Program and Decisions
This section provides background on the roles involved in determining compensation for our NEOs, our use of market data and the companies selected for our peer group.
Our Roles in Determining Compensation Are Well-Defined
Compensation, People and Culture Committee
Our CPCC oversees the development and delivery of our pay and benefits philosophy and compensation plans for the NEOs and other executives as described in the CPCC charter on our Investor Relations Website.
As part of that oversight, the CPCC ensures the NEOs’ aggregate compensation aligns with shareholder interests by reviewing analyses that include:
•Cash alignment to evaluate the short-term incentive payouts relative to our financial performance.
•Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + LTIs) with financial performance metrics of our peer group.
CPCC Consultant
The CPCC has retained Semler Brossy. A consultant from the firm attends the CPCC meetings in person or by phone, and in support of the CPCC’s role, provides independent expertise on market practices, compensation program design and related subjects as described on page 13. Semler Brossy provides services only as directed by the CPCC. During fiscal year 2020, Semler Brossy’s services included a review of executive and director pay programs, a review of the compensation peer group, a review of pay and performance, and other pay-related matters specific to the CPCC’s charter.
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Management
Our CEO and the President and Chief Brand Officer provide input to the CPCC on the level and design of compensation elements for the NEOs and other Executive Officers, excluding themselves. Our Chief Human Resources Officer joins them in CPCC meetings to provide perspective and expertise relevant to the agenda. Management supports the CPCC’s activity by providing analyses and recommendations developed internally, or occasionally, with the assistance of external consulting firms other than the CPCC’s independent consultant.
Market Data Provides a Reference Point for Compensation
The CPCC believes that knowledge of market practices, particularly those of our peers listed below, is helpful in assessing the design and targeted level of our executive compensation package. In reviewing peer group information, the CPCC uses survey data provided by external consultants, monitors general market movement for executive pay and references proxy statements for specific roles.
While the CPCC considers the 50th percentile (median) of our peer group as a reference, there is no specific percentage of target total direct compensation targeted by the CPCC other than to remain generally competitive with similarly situated peer companies. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.
Target total direct compensation for 2020 for Erik Nordstrom and Peter Nordstrom was below our peer group median, as it has been in previous years. Based on the CPCC’s review of relevant market data and internal pay equity, the CPCC believes the target total direct compensation for Anne
Bramman, Kenneth Worzel and Edmond Mesrobian was within a competitive range of the peer group median. Actual pay for the NEOs can exceed our established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones are achieved. Actual or realizable pay for the past few years has been below target, as shown on page 31.
Peer Group Companies Represent Our Business
Each year, the CPCC reviews the appropriateness of our peer group for comparison on pay and related practices. Collectively, the peer group companies represent our primary business areas, including our Nordstrom, Nordstrom Rack, in-store, and online business and private label products. The peer group companies generally meet the following selection criteria:
•fall within the Consumer Discretionary and Staples sectors;
•fall within a reasonable range of our size, defined as one-fourth to four times our revenue and one-fifth to five times our market capitalization;
•share similar talent, operational and/or business characteristics, including a retail-focused business model;
•have a similar or related product focus and place a high value on customer experience;
•are part of our industry group as defined by institutional shareholders and shareholder service organizations; and
•are a public company subject to similar market pressures.
Our peer group used for evaluating compensation for fiscal year 2020 was comprised of the following retail companies:

Bed Bath & Beyond, Inc.	J. C. Penney Company, Inc.	Tapestry, Inc.
Capri Holdings Limited	Kohl’s Corporation	Tiffany & Co.
Dillard’s, Inc.	L Brands, Inc.	The TJX Companies, Inc.
The Estée Lauder Companies Inc.	Macy’s, Inc.	Urban Outfitters, Inc.
Foot Locker, Inc.	Ralph Lauren Corporation	VF Corporation
Gap, Inc.	Ross Stores, Inc.	Williams-Sonoma, Inc.
During 2020, as part of its annual review of peer companies to be used for compensation comparison purposes, the CPCC determined that Hudson’s Bay Company and Neiman Marcus Group should be removed due to the unavailability of publicly disclosed pay data going forward.
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Each Element of Compensation Has Its Own Purpose
Our compensation program for NEOs is made up of four primary elements outlined below. Each element has its own purpose based on our fundamental premise of pay for performance and our pay and benefits philosophy, described on page 30. Additional information is provided below and on the following pages in the “About Our Compensation Elements: What We Paid in 2020 and Why” section.

Compensation Element	Purpose
Base Salary (Pages 34 through 35)	Reflect scope of the role and individual performance through base-line cash compensation.
Performance-Based Annual Cash Bonus (Pages 35 through 36)	Motivate and reward contributions to annual operating performance and long-term business strategy with cash that varies based on results.
LTIs (Pages 36 through 37)	Promote alignment of executive decisions with Company goals and shareholder interests through stock options, PSUs and RSUs where value varies with Company stock performance.
Benefits (Page 38)	Provide meaningful and competitive broad-based, leadership and retirement benefits that support healthy lifestyles and contribute to financial security.
Pay Changes for 2020
On an annual basis, the CPCC reviews base salary, performance-based bonus target opportunity and LTI target grant value for each of the NEOs in consideration of the upcoming fiscal year.
The CPCC did not approve any changes to base salary, target bonus opportunity or target equity grant value for any of the NEOs in 2020. The CPCC believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance and pay and benefits philosophies.
Base Salary in the table below reflects base salaries prior to temporary pay reductions implemented from March 29, 2020 to October 3, 2020, as discussed below.
LTI annual grant in the table below reflects target grant value as a percent of base salary. The CPCC retains discretion to approve grants above and below targets in any given year to reflect an individual’s contributions to delivering shareholder value. In 2020, the CPCC used its discretion to increase the LTI annual grant to 250% for Anne Bramman, 300% for Kenneth Worzel and 200% for Edmond Mesrobian, as discussed on page 36.

Name	Base Salary ($)	Performance-Based Annual Cash Bonus (Target Opportunity as a % of Base Salary)	LTI Annual Grant (Target Grant Value as a % of Base Salary)*
Erik B. Nordstrom	758,500	200	350
Anne L. Bramman	800,000	100	200
Peter E. Nordstrom	758,500	200	350
Kenneth J. Worzel	875,000	125	250
Edmond Mesrobian	775,000	80	150

About Our Compensation Elements: What We Paid in 2020 and Why
Impact of COVID-19 on Compensation
The COVID-19 pandemic has had a profound effect on the Company and its employees on many levels, including compensation. When the Company temporarily closed all store locations to protect the health of our employees and customers, on March 17, 2020, the decision was made to continue to pay store employees through April 5, 2020, and to continue to provide benefits to enrolled employees. The belief at that time was that the store closure would be quite short, but in the weeks that followed, it became clear it would be necessary for our stores to be closed to the public for a longer period.
On March 25, 2020, the CPCC took immediate action to support cash preservation goals by reducing the base salaries of the NEOs from March 29, 2020 to October 3, 2020, as follows: Erik Nordstrom and Peter Nordstrom received no base salary, while Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a 25% base salary reduction. Similarly, the salaries of all other executives at the Company were reduced by 10% to 25%, depending on role, and our Board elected to reduce their 2020 cash retainers by fifty percent (50%) and defer payment of their remaining cash retainers for the six months immediately following the 2020 Annual Meeting. Subsequently, in April 2020, a portion of our corporate employees were furloughed for six weeks, during which time the Company continued to make available benefits to enrolled employees.
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Base Salary
The CPCC begins its annual review of base salary for the NEOs through discussion with the CEO and the President and Chief Brand Officer on the expectations and achievements of each executive during the previous year, as well as their pay history and pay equity with other internal roles. The CPCC then references similar roles in peer companies to ensure they are within a competitive range of the peer group median. NEOs do not necessarily receive increases in base salary every year. When they do, the changes are effective on or about April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.
As discussed on the previous page, Erik Nordstrom and Peter Nordstrom received no base salary from March 29, 2020 to October 3, 2020, and the base salaries of the other NEOs were reduced by 25% during this period.
Performance-Based Annual Cash Bonus
The opportunity for annual performance-based cash awards under our shareholder-approved Nordstrom, Inc. EMBP is designed to focus the NEOs on the alignment between annual operating performance and long-term business strategy.
NEOs received no bonus under our program for 2020 as discussed below.
The CPCC establishes the following criteria in developing the annual bonus arrangements:
•Target bonus opportunity: In determining the target percentage of base salary, the CPCC takes into account the mix of pay elements, market pay information for similar roles within our peer group and the internal relationship between roles within the Company.
In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times an executive’s target bonus opportunity. This maximum is higher than is common among our retail peers because we believe it is important to continue encouraging and paying rewards when we achieve truly superior results. Under our approach, truly superior results are rarely achieved. In the past 10 years, we have not paid out bonuses in excess of 150% of target.
•Performance measures: The CPCC establishes the performance measures to focus executives on the most important annual and long-term strategic goals. For fiscal year 2020, the NEOs had the following measures:
–Incentive Adjusted ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on Incentive Adjusted EBIT results to ensure our executives are rewarded only after earnings generate meaningful returns for our shareholders.
–Incentive Adjusted EBIT to emphasize the importance of earnings and its role in driving shareholder value. Erik Nordstrom and Peter Nordstrom each had this performance measure weighed at 100%, subject to the achievement of the Incentive Adjusted ROIC threshold. Anne Bramman, Kenneth Worzel and Edmond Mesrobian each had this performance measure weighed at 67%, again subject to the achievement of the Incentive Adjusted ROIC threshold.
–Individual Measure to enable differentiation in bonus payout opportunity based on individual contributions and execution against goals for Anne Bramman, Kenneth Worzel and Edmond Mesrobian. The individual bonus measure accounted for 33% of the total bonus opportunity for these NEOs.
The following table shows the mix of financial and individual components of the bonus opportunity for the CEO and the President and Chief Brand Officer and for the other NEOs for fiscal year 2020.

CEO and President and Chief Brand Officer	100% Incentive Adjusted EBIT subject to achievement of the Incentive Adjusted ROIC threshold
Other NEOs	67% Incentive Adjusted EBIT subject to achievement of the Incentive Adjusted ROIC threshold	33% Individual Measure
•Performance measure milestones: The CPCC defines financial milestones for Incentive Adjusted ROIC (as a threshold) and Incentive Adjusted EBIT (as a range) that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects the CPCC’s belief that there should be a balance between executive pay opportunity, reinvestment in the Company and return to shareholders. Quantitative and qualitative goals were established for the individual bonus measures.
In accordance with our EMBP, Incentive Adjusted EBIT and Incentive Adjusted ROIC achievement used to determine bonus payout may differ from EBIT and ROIC, as reported in our 2020 Annual Report, due to the exclusion of certain one-time gains or losses. In fiscal year 2020, Incentive Adjusted EBIT and Incentive Adjusted ROIC are the same as EBIT and ROIC as reported in our 2020 Annual Report. Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.
2020 Bonus Measures, Incentive Adjusted EBIT Milestones, Individual Measure Achievement and Total Bonus Payout
Our Incentive Adjusted EBIT achievement fell below our threshold milestone of $645 million, resulting in a zero payout.
While significant progress was made against the qualitative and quantitative goals associated with the individual measure, the CPCC approved a zero payout on this portion of the bonus opportunity for Anne Bramman, Kenneth Worzel and Edmond Mesrobian, given overall business results. Performance against the quantitative and qualitative goals, which were established at the beginning of the year, was evaluated by the CEO and the President and Chief Brand Officer and the payout results were approved by the CPCC.
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The performance-based annual cash bonus results are summarized in the following table.

			Milestones						Total Bonus Payout (as a % of Target)
NEO	Bonus Measures	Weight	Threshold (25%)		Target (100%)		Superior (250%)	Result / Payout %
Erik B. Nordstrom and Peter E. Nordstrom	Incentive Adjusted EBIT	100%	$645	M	$840	M	≥$1,036M	($1,047M) / 0%	0%
	Subject to Incentive Adjusted ROIC threshold		8.6%					(8.5%)
Anne L. Bramman	Incentive Adjusted EBIT	67%	$645	M	$840	M	≥$1,036M	($1,047M) / 0%	0%
	Subject to Incentive Adjusted ROIC threshold		8.6%					(8.5%)
	Individual Measure	33%						0%
Kenneth J. Worzel	Incentive Adjusted EBIT	67%	$645	M	$840	M	≥$1,036M	($1,047M) / 0%	0%
	Subject to Incentive Adjusted ROIC threshold		8.6%					(8.5%)
	Individual Measure	33%						0%
Edmond Mesrobian	Incentive Adjusted EBIT	67%	$645	M	$840	M	≥$1,036M	($1,047M) / 0%	0%
	Subject to Incentive Adjusted ROIC threshold		8.6%					(8.5%)
	Individual Measure	33%						0%
LTIs
Annual grants of equity under our shareholder-approved EIP are intended to provide the NEOs with additional incentive to create shareholder value and receive financial rewards. The LTI annual grant value to NEOs is expressed as a percentage of base salary as shown on page 34. In establishing the LTI annual grant value for each NEO, the CPCC considers the mix of pay elements, market pay information for similar roles within our peer group, our annual share usage and dilution, performance and internal equity of grant size by role. The CPCC typically approves LTI annual grants during the February CPCC meeting, which is scheduled at least a year in advance. The February meeting occurs after performance results for the prior year are known, which allows the CPCC to align compensation elements with our performance and business goals.
The CPCC used its discretion to increase the LTI annual grant value as a percentage of base salary for Anne Bramman, Kenneth Worzel and Edmond Mesrobian to recognize their increased responsibilities and/or to acknowledge their strong leadership in their functional areas.
•Anne Bramman’s LTI annual grant was 250% of base salary to recognize her role in delivering expense savings well in excess of our expense target.
•Kenneth Worzel’s LTI annual grant was 300% of base salary to recognize his increased responsibility in our newly established Chief Operating Officer role and his leadership as we have progressed our growing local market strategy.
•Edmond Mesrobian’s LTI annual grant was 200% of base salary to recognize his progress in building a strong team delivering leading-edge systems capabilities.
For fiscal year 2020, the target LTI mix was composed of PSUs (60% of the grant value) and stock options (40% of the grant value) for the CEO and the President and Chief Brand Officer and PSUs (60% of the grant value) and RSUs (40% of the grant value) for the other NEOs. This mix provides a balance of the key retention and performance objectives of the LTI plan.
•PSUs granted as part of the annual equity grant had a three-year performance cycle, from February 2, 2020 through January 28, 2023, and would have resulted in a payout if certain criteria were met. The core measures for the PSUs in this performance cycle, equally weighted, were free cash flow and EBIT margin percentage, with the Company’s market share serving as a payout modifier for the award. Shortly after the PSU grant was made on March 9, 2020, the Company temporarily closed stores in response to the growing COVID-19 pandemic, which meaningfully disrupted sales and operations. There was also significant uncertainty and disruption to our inventory flow, merchandising, and supply chain. Accordingly, the CPCC determined that the financial and market share goals established in February of 2020 for the PSU grant were no longer relevant or functional, and determined not to revise the goals for the 2020 PSUs. Accordingly, each of the NEOs agreed to the cancellation of their PSU award on August 18, 2020, as disclosed in the Form 8-K filed August 20, 2020. As required, the grant date fair values of the PSU grants are included in the Summary Compensation Table, on page 42. On August 18, 2020, the CPCC determined to award stock option grants in light of continued economic uncertainty, along with a desire to incentivize executives towards optimal shareholder outcomes and recognize the executives’ critical roles in supporting the Company’s key strategies and long-term success to each of the NEOs, effective August 27, 2020, the first open trading window date after CPCC approval. Stock options reward executives for the creation of long-term shareholder value, thereby aligning the executives’ interests with those of our Company’s shareholders. Erik Nordstrom and Peter Nordstrom each received an option to purchase 245,829 shares, and Anne Bramman, Kenneth Worzel and Edmond Mesrobian received an option to purchase 281,657, 366,540 and 212,207 shares, respectively. The stock options granted on August 27, 2020 have a grant price of $14.79, the closing stock price on August 27, 2020 and vest in full on September 10, 2022.
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•RSUs granted as part of the annual equity grant to the NEOs, excluding the CEO and the President and Chief Brand Officer, vest in four equal installments and complement our objectives for balancing award value through both absolute and relative stock performance.
•Stock options granted as part of the annual grant to the CEO and the President and Chief Brand Officer vest and become exercisable in four equal annual installments and have a 10-year term. Our equity plan does not permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.
Two-Thirds of the 2019 PSUs are Still in Process
One-third of the PSUs granted in 2019 has a one-year performance period and two-thirds of the grant has a three-year performance period. The core measures for both performance periods are free cash flow growth and EBIT margin percent. At the end of the three-year performance period, market share results could adjust the number of shares that vest and are paid out up or down by up to 20%. At the end of the one-year performance period ended February 1, 2020, the thresholds for the core measures of free cash flow growth and EBIT margin percent were not achieved, so one-third of the PSU grant did not pay out, while two-thirds of the grant has time remaining in the performance period. The vest schedule for the remaining two-thirds of the 2019 PSU grant is shown below.

Performance Measures for Performance Period: February 3, 2019 – January 29, 2022
Free Cash Flow Growth	EBIT Margin %	Percentage of Units that will Vest
≥31.4%	≥7.1%	200%
28.9%	6.8%	100%
26.3%	6.5%	50%
<26.3%	<6.5%	0%
Stock Ownership Guidelines Align Executives and Shareholders
Ownership of Common Stock by our NEOs and other Executive Officers is encouraged by management and the Board, and our stock ownership guidelines were formally established in 2004. Ownership shares are made up of all forms of Common Stock, as well as vested PSUs that are deferred and unvested RSUs. Ownership shares do not include unvested or vested stock options, unvested PSUs or pledged shares.
The NEOs and other Executive Officers have an annual share target defined as base salary on each April 1st multiplied by their ownership multiple of base salary divided by a 52-week average closing stock price. The ownership multiples of base salary depend on the executive’s role in the Company and are as shown in the following table for the NEOs. The CPCC has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision-making with shareholder interests. Executives will be deemed to be in compliance with the Stock Ownership Guidelines once their holdings of Common Stock meet or exceed the threshold, and will remain in compliance, notwithstanding any decline in the value of Common Stock, unless and until the executive sells shares. However, a new target will be determined at the time an executive receives a promotion that results in an increased multiple of base salary or in the case of a one-time base salary increase greater than 20%. Executives would have five years to achieve the new target.

Position	Multiple of Base Salary Used to Establish Ownership Target
Chief Executive Officer	10x
Chief Financial Officer	4x
President and Chief Brand Officer	10x
Chief Operating Officer	4x
Chief Technology Officer	3x
Under our guidelines, NEOs and other Executive Officers are required to conduct any open market transactions in Common Stock only in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an Executive Officer may buy or sell Company shares. The Executive Officers must also achieve and retain a minimum holding of 100% of their ownership targets before they may sell or otherwise dispose of Company shares.
The CPCC regularly reviews stock ownership status for the NEOs. All of the NEOs have exceeded their ownership targets.
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Benefits
The Company offers the NEOs a comprehensive program of broad-based, leadership and retirement benefits. Their purpose varies by benefit, but in general they enhance total compensation with meaningful and competitive offerings that support healthy lifestyles and contribute to financial security. These benefits are regularly reviewed for consistency with our pay and benefits philosophy, organizational culture and market practices.
Due to the economic impact of the COVID-19 pandemic, the Board made the decision to suspend the discretionary company match (equal to dollar for dollar, up to 4% of eligible pay) and the profit-based match (equal to up to an additional $0.50 per $1 up to a maximum of 2% of eligible pay, based on Company performance) under the 401(k) Plan for the 2020 plan year. As a result, neither the NEOs, nor any other
Company employees, received a Company matching contribution for the 2020 Plan Year.
Company matching contributions began again for the 2021 plan year for NEOs and all other Company employees under a new Qualified Automatic Contribution Arrangement (QACA) plan design. Beginning January 1, 2021, the NEOs and all other Company employees can contribute up to 50% of eligible pay, subject to IRC limits. Company matching contributions are made each pay period an employee contributes to the 401(k) Plan, equal to a dollar for dollar match up to 1% of eligible pay then $0.50 per dollar on the next 6% of eligible pay, up to a maximum of 4% of eligible pay and IRC limits.
Additional information on 2020 benefits is provided as noted below.

		Benefit		Where to Learn More
Broad-Based	●	Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident insurance; health savings account and flexible spending accounts; ESPP and merchandise discount. Paid time off (or Self-Managed Time Away for executives)	●	For merchandise discount, see All Other Compensation in Fiscal Year 2020, footnote (a) on page 44.
Leadership	●	Long-term disability coverage; life insurance	●	For long-term disability and life insurance, see All Other Compensation in Fiscal Year 2020, footnote (c) on page 44.
	●	NDCP; Company match and discretionary profit-based match for eligible participants	●	See Nonqualified Deferred Compensation beginning on page 51.
	●	Executive Severance Plan	●	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2020, footnote (e) on page 57.
Retirement	●	Discretionary 401(k) match and profit-based match (suspended for the 2020 plan year and modified for the 2021 plan year as discussed above)	●	See All Other Compensation in Fiscal Year 2020, footnote (b) on page 44.
	●	Retiree health care (closed to new entrants in 2013; Erik Nordstrom, Peter Nordstrom and Kenneth Worzel are participants as they were eligible prior to the closure to new entrants)	●	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2020, footnote (d) on page 57.
	●	SERP (annual benefit capped for current participants; closed to new entrants in 2012; Erik Nordstrom, Peter Nordstrom and Kenneth Worzel are participants as they were eligible prior to the closure to new entrants)	●	See Pension Benefits beginning on page 50.
Changes for 2021
Each year, the CPCC reviews the design of our total compensation elements and makes changes as needed to improve alignment with our pay and benefits philosophy. At the February 2021 meeting, after consideration of recommendations made by the CPCC’s compensation consultant, the CPCC approved the following changes for fiscal year 2021:
Base Salary
•Anne Bramman, Kenneth Worzel and Edmond Mesrobian received increases of 2%, 2% and 3%, effective March 28, 2021, to maintain their relative market competitiveness.
•Erik Nordstrom and Peter Nordstrom’s base salaries remained unchanged.
Performance-Based Annual Cash Bonus
The CPCC determined that the target bonus opportunity as a percent of base salary for the NEOs will remain unchanged for 2021.
•The 2021 bonus opportunity for Anne Bramman, Kenneth Worzel and Edmond Mesrobian was modified to increase the emphasis on delivering profitable results. 100% of the bonus opportunity will be based on Incentive Adjusted EBIT subject to achievement of the Incentive Adjusted ROIC threshold. The CPCC retains the ability to differentiate payouts based on individual contributions and execution against goals.
•The 2021 bonus opportunity for Erik Nordstrom and Peter Nordstrom remains based 100% on Incentive Adjusted EBIT subject to achievement of the Incentive Adjusted ROIC threshold.
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Long-Term Incentives
The CPCC used its discretion to increase the LTI grant value, as a percentage of base salary, above the target LTI grant values (which remained unchanged from fiscal year 2020) for the NEOs to recognize the criticality of their roles in continuing to deliver on strategic objectives that position the company for future growth.
~~•~~Erik Nordstrom’s LTI annual grant was 488% of base salary to recognize his critical role in delivering results to shareholders over the next few years. The increase in Erik Nordstrom’s LTI grant value continues to result in competitive pay positioning below median of CEO roles within our peer group.
•Peter Nordstrom’s LTI annual grant was 488% of base salary, to recognize the importance of his role in transforming our merchandising capabilities, optimizing inventory flow and expanding our supplier partnership models.
~~•~~Anne Bramman’s LTI annual grant was 275% of base salary to recognize her role in ensuring the long-term sustainability of the organization and leading critical initiatives to maintain our financial disciplines.
•Kenneth Worzel’s LTI annual grant was 275% of base salary to recognize his leadership on our growing local market strategy and on the ongoing integration of customer touchpoints that will deliver key customer outcomes and capture market share.
•Edmond Mesrobian’s LTI annual grant was 300% of base salary to recognize his role in delivering significant technology innovation that will be critical to the achievement of our business strategy in years to come.
Due to the challenges of setting goals for PSUs in a highly variable environment, the CPCC approved changes in both the mix and vesting of LTI grants for the NEOs in fiscal year 2021.
•Erik Nordstrom and Peter Nordstrom’s target LTI mix changed from 40% stock options and 60% PSUs to 100% price-vested stock options. Stock option vesting changed from 25% each year over four years to 50% on March 10, 2024 and 50% on March 10, 2025, to account for the elimination of PSUs, which typically had a three-year cliff vest, and to emphasize the long-term nature of the award. Vesting is subject to the condition that the average daily closing price of the Company’s Common Stock meets or exceeds $45 per share for any twenty consecutive trading day period prior to March 10, 2025. For reference, our average closing price in fiscal year 2019 (pre-COVID) was $37.
•Anne Bramman, Kenneth Worzel and Edmond Mesrobian’s LTI mix changed from 40% RSUs and 60% PSUs to 60% RSUs and 40% stock options. The CPCC made no change to RSU vesting, which will continue to vest 25% each year over four years. Stock options will vest 50% on March 10, 2024 and 50% on March 10, 2025.

Additional Information
Compensation Risk Assessment Supports Integrity of the Pay Program
The CPCC oversees an extensive review of the Company’s pay-for-performance philosophy, the composition and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization. The review is conducted every other year as underlying programs and practices are generally consistent over time. The last review, for fiscal year 2020, concluded with the following perspectives:
•The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has well-served our stakeholders, and our shareholders in particular. The strength of this alignment is regularly reviewed and monitored by the CPCC.
•We have systems in place to identify, monitor and control risks, making it difficult for a single individual or a group of individuals to expose the Company to material compensation risk.
•Our compensation program rewards both short- and long-term performance. Performance measures for Company leaders are predominantly team-oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their shareholder return.
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•The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing strategic long-term priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.
•The CPCC is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.
•The Company has active and engaged oversight systems in place. The AFC and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.
Based on this review, the CPCC believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Executive Compensation Clawback Policy Applies to Performance-Based Pay
In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an Executive Officer, beginning in that fiscal year. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an Executive Officer was negligent or engaged in misconduct. If so, and if the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the Executive Officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.
Termination and Change in Control Provisions are CPCC-Directed
Under our Nordstrom, Inc. Executive Severance Plan, eligible Executive Officers, including certain NEOs, are entitled to receive severance benefits upon involuntary termination of employment by the Company to assist in the transition from active employment. To be eligible to participate in the Plan upon involuntary termination, the NEO must have signed a non-competition and non-solicitation agreement. Erik Nordstrom and Peter Nordstrom are not currently eligible for separation benefits under the Plan, and Anne Bramman has elected not to participate in the Plan. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section beginning on page 52.

As described in the same section, the NEOs are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company. However, the NEOs are entitled to accelerated vesting of equity if they experience a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control, unless the Company and the CPCC does not act to to cause the NEOs to receive, on account of the equity award, cash or other property being paid to shareholders in the change in control transaction.
Tax and Accounting Considerations Underlie the Compensation Elements
The CPCC recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:
•Section 162(m) of the IRC, which generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their NEOs. Prior to the enactment of the Tax Act, the IRC generally excluded from the calculation of the $1 million limit compensation that was based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. The exclusion for performance-based compensation was repealed by the Tax Act, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million is not deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Tax Act also expanded the category of covered officers for purposes of the limitations of Section 162(m). Following passage of the Tax Act, the CPCC anticipates that compensation paid to the Company’s NEOs in excess of $1 million will not be deductible by the Company.
•FASB ASC 718, where stock options, PSUs and RSUs are accounted for based on their grant date fair value (see the notes to the financial statements contained within the Company’s 2020 Annual Report). The CPCC regularly considers the accounting implications of our equity-based awards.
•Section 409A of the IRC, the limitations of which primarily relate to the deferral and payment of benefits under the NDCP and SERP. The CPCC continues to consider the impact of Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.
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Compensation, People and Culture Committee Report
The CPCC has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. The CPCC believes the Compensation Discussion and Analysis represents the intent and actions of the CPCC with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

Compensation, People and Culture Committee

Tanya L. Domier, Chair	Glenda G. McNeal	Brad D. Smith	Mark J. Tritton

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Summary Compensation Table
The following table summarizes the total compensation paid or accrued by the Company for services provided by the NEOs for fiscal years ended January 30, 2021, February 1, 2020 and February 2, 2019.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
Erik B. Nordstrom	2020	367,419	—	1,592,846	2,654,740	—	1,010,681	21,984	5,647,670
Chief Executive Officer	2019	756,393	—	1,592,836	1,061,897	708,591	2,700,516	52,070	6,872,303
	2018	756,393	—	2,654,705	—	963,144	—	77,504	4,451,746
Anne L. Bramman	2020	699,231	—	1,999,988	1,824,997	—	—	14,411	4,538,627
Chief Financial Officer	2019	793,750	—	1,549,974	1,859,994	564,500	—	39,912	4,808,130
	2018	768,889	150,000	3,562,483	—	645,066	—	38,716	5,165,154
Peter E. Nordstrom	2020	367,419	—	1,592,846	2,654,740	—	1,055,774	24,849	5,695,628
President and Chief Brand Officer	2019	756,393	—	1,592,836	1,061,897	708,591	2,782,378	77,355	6,979,450
	2018	756,393	—	2,654,705	—	963,144	—	59,386	4,433,628
Kenneth J. Worzel	2020	764,597	—	2,624,977	2,374,996	—	864,312	18,367	6,647,249
Chief Operating Officer	2019	826,111	—	1,999,970	2,400,000	645,433	1,589,618	37,080	7,498,212
	2018	786,875	—	3,562,483	—	835,167	754,441	45,813	5,984,779
Edmond Mesrobian	2020	677,214	—	1,549,973	1,374,995	—	—	7,917	3,610,099
Chief Technology Officer	2019	743,542	—	2,087,450	1,304,995	420,971	—	10,225	4,567,183
	2018	—	—	—	—	—	—	—	—
(a)Salary
The amounts shown represent base salary earned during the fiscal year. The numbers shown for all fiscal years vary somewhat from annual base salaries due to the fact that our fiscal year ends on the Saturday nearest to January 31st and salary increases are effective on or about April 1st of each year. The 2020 base salaries were $758,500 each for Erik Nordstrom and Peter Nordstrom, $800,000 for Anne Bramman, $875,000 for Kenneth Worzel and $775,000 for Edmond Mesrobian. Edmond Mesrobian was not an NEO in fiscal year 2018, so no amounts are shown for this year.
On March 25, 2020, the CPCC took immediate action to support cash preservation goals by reducing the base salaries of the NEOs from March 29, 2020 to October 3, 2020, as follows: Erik Nordstrom and Peter Nordstrom received no base salary, while Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a 25% base salary reduction.
Anne Bramman elected to defer 8% of her base salary earned during each of the calendar years 2020 and 2021 and 10% of her annual performance-based cash award paid in calendar year 2020 into the NDCP. Kenneth Worzel elected to defer $50,000 of his base salary earned during each of the calendar years 2020 and 2021 into the NDCP. Edmond Mesrobian elected to defer $41,000 of his base salary earned in each of the calendar years 2020 and 2021 into the NDCP. Due to the timing of our fiscal year ends, $108,183, $49,826 and $39,217 were attributed to fiscal year 2020 deferrals for Anne Bramman, Kenneth Worzel and Edmond Mesrobian, respectively, as reported in the Fiscal Year 2020 Nonqualified Deferred Compensation Table on page 52.
Each of the NEOs contributed a portion of their base salary earned during fiscal year 2020 to the 401(k) Plan.
(b) Bonus
The amount reported for fiscal year 2018 reflects a discretionary one-time cash payment, approved by the CPCC in March 2018, to Anne Bramman in recognition of her service since joining the Company in June 2017 as Chief Financial Officer.
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(c) Stock Awards
The amounts reported reflect the grant date fair value of RSUs and PSUs granted during the fiscal year under the 2010 and 2019 EIPs. The amounts reported are not the value actually received.
Shortly after the PSU grant was made on March 9, 2020, the Company temporarily closed stores in response to the growing COVID-19 pandemic. Sales and operations were meaningfully disrupted. Accordingly, the CPCC determined that the goals established with the PSU grant were no longer relevant or functional. On August 18, 2020, each of the NEOs agreed to the cancellation of their PSU award. The PSU grants to Erik Nordstrom and Peter Nordstrom each had a grant date fair value of $1,592,846. The PSU grants to Anne Bramman, Kenneth Worzel and Edmond Mesrobian had a grant date fair value of $1,199,989, $1,574,982 and $929,983, respectively. The amounts reported were calculated in accordance with ASC 718. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2020 table on page 45 for the number of PSUs granted in fiscal year 2020. No amounts are reported for fiscal year 2018 as the Company did not award PSUs during that fiscal year.
The value the NEOs may receive from their RSUs will depend on whether the time-based vesting requirement is met and the market price of Common Stock on the vesting date. The amounts reported were calculated in accordance with ASC 718. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2020 table on page 45 for the number of RSUs granted in fiscal year 2020.
(d) Option Awards
The amounts reported reflect the grant date fair value of stock options granted during the fiscal year under the 2010 and 2019 EIPs. This is not the value received. The NEOs will only realize value from stock options if the market price of Common Stock is higher than the exercise price of the options at the time of exercise. The amounts reported were calculated in accordance with ASC 718. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2020 table on page 45 for the number of stock options granted in fiscal year 2020. No amounts are reported for fiscal year 2018 as the Company did not grant stock options during that fiscal year.
Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s 2020 Annual Report.
(e) Non-Equity Incentive Plan Compensation
The amounts reported reflect the annual performance-based cash awards under the EMBP, as described on page 35.
(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amounts reported are the changes in actuarial present value from fiscal year-end 2019 to fiscal year-end 2020 for each of the eligible NEO’s benefit under the SERP. The present value of the benefit is affected by current earnings, credited years of service, the executive’s age and time until normal retirement eligibility, the age of the executive’s spouse or life partner as the potential beneficiary and economic assumptions (discount rate and mortality table used to determine the present value of the benefit).
The present value of Erik Nordstrom’s and Peter Nordstrom’s benefits increased from last year by $1,010,681 and $1,055,774, respectively. The increases were primarily the result of a decrease in the discount rate used to determine the present value of the benefit. The interest rate used is the same as the discount rate used for financial reporting purposes for the SERP which changed from 2.97% to 2.62%. The present value of Kenneth Worzel’s benefit increased by $864,312, primarily due to the change in discount rate mentioned above along with an increase to service. Amounts are not reported for Anne Bramman and Edmond Mesrobian because the SERP was closed to new entrants prior to when they joined the Company. See the Pension Benefits section beginning on page 50 for more information about the SERP.
The amounts were calculated using the same discount rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the SERP. Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s 2020 Annual Report.
Anne Bramman, Kenneth Worzel and Edmond Mesrobian had account balances in the NDCP in fiscal year 2020, as shown on page 52. They did not receive above-market-rate or preferential earnings on their deferred compensation, so no amounts for these types of earnings are included in the table.
(g) All Other Compensation
Each component of all other compensation paid to the NEOs is shown in the table on the following page.
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All Other Compensation in Fiscal Year 2020
The table below shows each component of “All Other Compensation” for fiscal year 2020, reported in column (g) of the Summary Compensation Table on page 42, calculated at the aggregate incremental cost to the Company.

Name	Merchandise Discount ($)(a)	401(k) Plan Company Match ($)(b)	Premium on Insurance ($)(c)	Total ($)
Erik B. Nordstrom	17,602	2,334	2,048	21,984
Anne L. Bramman	10,405	1,846	2,160	14,411
Peter E. Nordstrom	21,168	1,633	2,048	24,849
Kenneth J. Worzel	13,670	2,334	2,363	18,367
Edmond Mesrobian	3,439	2,385	2,093	7,917
(a)Merchandise Discount
The Company provides a broad-based merchandise discount for its employees. The NEOs were provided a discount of 33% for purchases at Nordstrom stores and Nordstrom.com and 20% for purchases at Nordstrom Rack stores, NordstromRack.com, HauteLook.com and our restaurants. A 40% discount is available at certain times of the year on specific merchandise. The merchandise discount provided to the NEOs is the same as for all other eligible management and high-performing non-management employees of the Company. The amounts reported are the total discount the NEOs received on their Nordstrom purchases during the fiscal year. The Company provides the same merchandise discount program for its Board, as described on page 16.
(b)401(k) Plan Company Match
The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan to all eligible employees, including the NEOs. The NEOs may defer up to 16% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the Plan, subject to IRC limits.
Due to the economic impact of the COVID-19 pandemic, the Board made the decision to suspend the discretionary company match (equal to dollar for dollar, up to 4% of eligible pay) and the profit-based match (equal to up to an additional $0.50 per $1 up to a maximum of 2% of eligible pay, based on Company performance) under the 401(k) Plan for the 2020 plan year. As a result, neither the NEOs, nor any other Company employees, received a Company matching contribution for the 2020 Plan Year.
Company matching contributions began again for the 2021 plan year for NEOs and all other Company employees under a new Qualified Automatic Contribution Arrangement (QACA) plan design. Beginning January 1, 2021, the NEOs and all other Company employees can contribute up to 50% of eligible pay, subject to IRC limits. Company matching contributions are made each pay period an employee contributes to the 401(k) Plan, equal to a dollar for dollar match up to 1% of eligible pay then $0.50 per dollar on the next 6% of eligible pay, up to a maximum of 4% of eligible pay and IRC limits. The total Company matching contribution each of the NEOs received, as shown above, reflects this matching formula and was credited between January 1, 2021, the start of the plan year, and January 30, 2021, the end of the Company’s fiscal year.
Contributions under the 401(k) Plan may be directed to custom target retirement date funds or to any of nine individual investment alternatives, including Common Stock. The Plan also offers a self-directed brokerage option.
(c)Premium on Insurance
The Company provides life insurance to the NEOs in an amount equal to approximately 1.25 times their base salary and additional disability insurance. The amounts reported are the annual Company-paid premiums.
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Grants of Plan-Based Awards in Fiscal Year 2020
The following table discloses the potential range of payouts for:
•non-equity incentive plan awards granted in fiscal year 2020. These awards are performance-based cash bonuses granted under the EMBP, as described on page 35; and
•EIP awards granted in fiscal year 2020. These awards are PSUs granted under the 2019 EIP, as described on pages 36 and 37.
The table also discloses:
•the grant date fair value of PSUs granted under the 2019 EIP in fiscal year 2020, as described on pages 36 and 37;
•the number, price and grant date fair value of stock options granted under the 2019 EIP in fiscal year 2020, as described on pages 36 and 37; and
•the number and grant date fair value of RSUs granted under the 2019 EIP in fiscal year 2020, as described on pages 36 and 37.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)(d)	All Other Option Awards: Number of Securities Underlying Options (#)(e)	Exercise or Base Price of Option Awards ($/Sh)(f)	Grant Date Fair Value of Stock and Option Awards ($)(g)
Name and Award	Grant Date (a)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Erik B. Nordstrom
EMBP			379,250	1,517,001	3,792,502
PSU	3/09/2020	2/26/2020				33,393	66,786	160,286				1,592,846
Stock Option Award	3/09/2020	2/26/2020								147,407	26.79	1,061,891
Stock Option Award	8/27/2020	8/18/2020								245,829	14.79	1,592,849
Anne L. Bramman
EMBP			200,000	800,000	2,000,000
PSU	3/09/2020	2/26/2020				25,157	50,314	120,753				1,199,989
RSU	3/09/2020	2/26/2020							34,647			799,999
Stock Option Award	8/27/2020	8/18/2020								281,657	14.79	1,824,997
Peter E. Nordstrom
EMBP			379,250	1,517,001	3,792,502
PSU	3/09/2020	2/26/2020				33,393	66,786	160,286				1,592,846
Stock Option Award	3/09/2020	2/26/2020								147,407	26.79	1,061,891
Stock Option Award	8/27/2020	8/18/2020								245,829	14.79	1,592,849
Kenneth J. Worzel
EMBP			273,437	1,093,750	2,734,375
PSU	3/09/2020	2/26/2020				33,018	66,037	158,488				1,574,982
RSU	3/09/2020	2/26/2020							45,474			1,049,995
Stock Option Award	8/27/2020	8/18/2020								366,540	14.79	2,374,996
Edmond Mesrobian
EMBP			155,000	620,000	1,550,000
PSU	3/09/2020	2/26/2020				19,496	38,993	93,583				929,983
RSU	3/09/2020	2/26/2020							26,851			619,990
Stock Option Award	8/27/2020	8/18/2020								212,207	14.79	1,374,995
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(a) Grant Date
The grant date is the first business day of the open trading window that falls on or after the CPCC approval of the grant.
(b) Estimated Future Payouts Under Non-EIP Awards
The amounts shown report the range of possible cash payouts for fiscal year 2020 associated with established levels of performance or achievement under the EMBP. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance or achievement, as discussed on page 35. For there to be any payout, minimum performance milestones or achievement must be met.
Although the column heading refers to future payouts, fiscal year 2020 performance-based bonuses resulted in zero payout to the NEOs in March 2021, as reported in the Summary Compensation Table on page 42, in column (e), “Non-Equity Incentive Plan Compensation.”
(c) Estimated Future Payouts Under EIP Awards
The numbers shown report the range of potential PSU payout for the 2020 grant. Shortly after the PSU grant was made on March 9, 2020, the Company temporarily closed stores in response to the growing COVID-19 pandemic. Sales and operations were meaningfully disrupted. Accordingly, the CPCC determined that the goals established with the PSU grant were no longer relevant or functional. On August 18, 2020, each of the NEOs agreed to the cancellation of their PSU award. Payouts are shown in units of 50%, 100% and 240% of the number of PSUs granted. No payout will be earned, as the PSUs were cancelled.
(d) All Other Stock Awards: Number of Shares of Stock or Units
The numbers shown report the number of RSUs granted to the NEOs in fiscal year 2020 under the 2019 EIP. RSUs were granted on March 9, 2020 to Anne Bramman, Kenneth Worzel and Edmond Mesrobian and will vest equally over four years, beginning on March 10, 2021.
(e) All Other Option Awards: Number of Securities Underlying Options
The numbers shown report the number of stock options granted to the NEOs in fiscal year 2020 under the 2019 EIP. The stock option grants to Erik Nordstrom and Peter Nordstrom made on March 9, 2020 as part of the annual grant vest and become exercisable in four equal annual installments, beginning on March 10, 2021. The one-time stock option grants to the NEOs made on August 27, 2020 vest and become exercisable on September 10, 2022. This one-time stock option award is discussed in the Compensation Discussion and Analysis on page 36.
(f) Exercise or Base Price of Options Awards
The exercise price of the stock options granted on March 9, 2020 of $26.79 and August 27, 2020 of $14.79 was the closing price of Common Stock on the respective grant dates.
(g) Grant Date Fair Value of Stock and Option Awards
The grant date fair value of the PSUs, RSUs and stock options was calculated in accordance with ASC 718.
The reported value for PSUs was calculated by multiplying the number of PSUs granted by the fair value of a PSU on the date of grant, which was $23.85 on March 9, 2020. No payout will be earned, as the PSUs were cancelled as described under footnote (c), Estimated Future Payouts Under EIP Awards,
The reported value for RSUs was calculated by multiplying the number of RSUs awarded by the fair value of a RSU on the date of grant, which was $23.09 on March 9, 2020. The actual value the NEOs may receive will depend on whether the time-based vesting requirement is met and the market price of Common Stock at the time of any vesting.
The reported value of stock options was calculated by multiplying the number of options awarded by the fair value of an option on the date of grant. The fair value for the grant on March 9, 2020 to Erik Nordstrom and Peter Nordstrom was $7.20. The fair value for the grant on August 27, 2020 to the NEOs was $6.48. The actual value received by the NEOs will be the number of options exercised multiplied by the difference between the stock price at the future exercise date and the grant price. The grant price on March 9, 2020 was $26.79 and the grant price on August 27, 2020 was $14.79.
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Outstanding Equity Awards at Fiscal Year-End 2020
The following table provides information on the current holdings of stock options and stock awards by the NEOs as of the fiscal year ended January 30, 2021. The table includes vested but unexercised stock options, unvested stock options, unvested RSUs and PSUs with time remaining in the three-
year performance cycle. The vesting schedules for outstanding stock options and RSUs are provided on pages 48 and 49. Information about the amount of Common Stock beneficially owned by the NEOs is provided in the Beneficial Ownership Table on page 61.

	Option Awards						Stock Awards
				EIP Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	EIP Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	EIP Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exer- cisable	Unexer- cisable (a)
Erik B. Nordstrom	2/25/2011	69,637	—		42.48	2/25/2021
	2/22/2012	68,244	—		49.15	2/22/2022
	3/4/2013	99,563	—		50.26	3/4/2023
	3/3/2014	60,747	—		57.16	3/3/2024
	2/24/2015	45,996	—		75.23	2/24/2025
	2/29/2016	82,141	—		51.32	2/28/2026
	6/7/2016	10,838	—		40.50	6/7/2026
	2/28/2017	28,989	9,664		46.66	2/28/2027
	2/28/2017						6,908	244,889
	3/6/2018						26,106	925,458
	3/5/2019	18,267	54,802		45.33	3/5/2029
	3/5/2019								12,543	444,649
	3/9/2020	—	147,407		26.79	3/9/2030
	8/27/2020	—	245,829		14.79	8/27/2030
Anne L. Bramman	3/6/2018						13,407	475,278
	3/6/2018						22,983	814,747
	3/5/2019	—	123,554		45.33	3/5/2029
	3/5/2019								7,323	259,600
	3/5/2019						11,221	397,784
	3/9/2020						34,647	1,228,236
	8/27/2020	—	281,657		14.79	8/27/2030
Peter E. Nordstrom	2/25/2011	69,637	—		42.48	2/25/2021
	2/22/2012	68,244	—		49.15	2/22/2022
	3/4/2013	99,563	—		50.26	3/4/2023
	3/3/2014	60,747	—		57.16	3/3/2024
	2/24/2015	45,996	—		75.23	2/24/2025
	2/29/2016	82,141	—		51.32	2/28/2026
	6/7/2016	10,838	—		40.50	6/7/2026
	2/28/2017	28,989	9,664		46.66	2/28/2027
	2/28/2017						6,897	244,499
	3/6/2018						26,106	925,458
	3/5/2019	18,267	54,802		45.33	3/5/2029
	3/5/2019								12,543	444,649
	3/9/2020	—	147,407		26.79	3/9/2030
	8/27/2020	—	245,829		14.79	8/27/2030
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	Option Awards						Stock Awards
				EIP Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	EIP Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	EIP Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exer- cisable	Unexer- cisable (a)
Kenneth J. Worzel	3/4/2013	40,536	—		50.26	3/4/2023
	3/3/2014	26,141	—		57.16	3/3/2024
	2/24/2015	20,585	—		75.23	2/24/2025
	2/29/2016	38,057	—		51.32	2/28/2026
	6/7/2016	23,433	—		40.50	6/7/2026
	2/28/2017	12,348	4,116		46.66	2/28/2027
	2/28/2017						2,942	104,294
	3/6/2018						12,906	457,518
	3/6/2018						22,983	814,747
	3/5/2019	—	159,425		45.33	3/5/2029
	3/5/2019								9,449	334,967
	3/5/2019						13,938	494,102
	3/9/2020						43,777	1,551,895
	8/27/2020	—	366,540		14.79	8/27/2030
Edmond Mesrobian	8/27/2018						19,052	675,393
	3/5/2019	—	86,687		45.33	3/5/2029
	3/5/2019								5,138	182,142
	3/5/2019						7,873	279,098
	8/26/2019						25,680	910,356
	3/9/2020						26,851	951,868
	8/27/2020	—	212,207		14.79	8/27/2030
(a)Number of Securities Underlying Unexercised Options: Unexercisable
The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended January 30, 2021. On March 5, 2019, Erik Nordstrom and Peter Nordstrom received a stock option grant with a four-year vesting schedule of 25% per year.
On March 5, 2019, Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a stock option grant with a four-year vesting schedule of 50% after years three and four.

Grant Date	Vesting Schedule	Expiration Date
2/28/2017	25% per year with remaining vesting date of 3/10/2021	2/28/2027
3/5/2019	25% per year with remaining vesting dates of 3/10/2021, 3/10/2022 and 3/10/2023	3/5/2029
3/5/2019	50% on 3/10/2022 and 50% on 3/10/2023	3/5/2029
3/9/2020	25% per year with vesting dates of 3/10/2021, 3/10/2022, 3/10/2023 and 3/10/2024	3/9/2030
8/27/2020	100% vest on 9/10/2022	8/27/2030
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(b)Number of Shares or Units of Stock That Have Not Vested
The following table shows the grant date and vesting schedule for all unvested RSUs as of the fiscal year ended January 30, 2021.

Grant Date	Vesting Schedule
2/28/2017	25% per year with remaining vesting date of 3/10/2021
3/6/2018	25% per year with remaining vesting dates of 3/10/2021 and 3/10/2022
8/27/2018	25% per year with remaining vesting dates of 9/10/2021 and 9/10/2022
3/5/2019	25% per year with remaining vesting dates of 3/10/2021, 3/10/2022, and 3/10/2023
8/26/2019	33% in years one and two and 34% in the final year with remaining vesting dates of 9/10/2021 and 9/10/2022
3/9/2020	25% per year with vesting dates of 3/10/2021, 3/10/2022, 3/10/2023 and 3/10/2024
(c) EIP Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested
The PSUs granted on March 9, 2020 were cancelled on August 18, 2020, as discussed on page 36, and are not reflected in the above table. The numbers reported are the outstanding PSUs granted in fiscal year 2019. One-third of the PSUs are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 PSUs vest when the results have been certified by the CPCC at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2020, the performance payout threshold would not have been achieved and 0% of the number of PSUs outstanding would have been earned.
As required to be disclosed by SEC rules, the number of estimated shares reported for the remaining two-thirds of this grant is based on achieving the next higher performance measure, which pays out at 50% of the number of units outstanding, as shown in the PSU vesting schedule on page 37.
(d) EIP Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
The PSUs granted on March 9, 2020 were cancelled on August 18, 2020, as discussed on page 36, and are not reflected in the above table. The amounts reported relate to the outstanding PSUs granted in fiscal year 2019. One-third of the PSUs are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 PSUs vest when the results have been certified by the CPCC at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle.
If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2020, the performance payout threshold would not have been achieved and 0% of the number of PSUs outstanding would have been earned.
As required to be disclosed by SEC rules, the payout values for the remaining two-thirds of this grant are reported and are based on achieving the next higher performance measure, which pays out at 50% of the number of units outstanding. The value of estimated payouts has been calculated using the closing price of Common Stock on January 29, 2021, the last market trading day of the fiscal year, of $35.45. The payout does not include estimated dividend amounts as the Company does not pay dividends on unvested PSUs.
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Option Exercises and Stock Vested in Fiscal Year 2020
The following table provides information for the NEOs on the number of shares of Common Stock acquired and value realized from PSUs and RSUs that vested with respect to fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Erik B. Nordstrom	—	—	23,134	627,163
Anne L. Bramman	—	—	28,051	686,080
Peter E. Nordstrom	—	—	23,118	626,729
Kenneth J. Worzel	—	—	30,458	830,397
Edmond Mesrobian	—	—	24,990	405,508
(a) Number of Shares Acquired on Vesting
The numbers reported are the RSUs that vested during the fiscal year.
(b) Value Realized on Vesting
The amounts reported are the value realized for the RSUs that vested during the fiscal year.
Pension Benefits
The Company’s original SERP was introduced in the 1980s. Over the years, the plan design changed to better meet the purpose of encouraging designated executives to stay with Nordstrom throughout their careers and rewarding their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. Beginning in 2012, the SERP was closed to new entrants.
The NEOs, except Anne Bramman and Edmond Mesrobian, who both joined the Company after the SERP had been closed to new entrants, are eligible for the SERP. The eligible NEOs are entitled to receive their full retirement benefit at age 58. Their full benefit is equal to 1.6% multiplied by final average pay, as described in the following paragraph, and their years of credited service, up to a maximum of 25 years. They may retire early and could receive a reduced benefit if they are between the ages of 53 and 57, inclusive, with at least 10 years of credited service and the Board approves the early retirement. The early retirement benefit is reduced 10% for each year that their retirement age is less than 58. If they retire after age 58, they are entitled to their full retirement benefit, increased with interest of 5% per year, compounded annually, for each full year worked beyond age 58, for a maximum of 10 years. The annual SERP benefit is capped at $700,000 after any early retirement reductions are applied.
Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:
•the most recent five years of service; or
•the entire period of service after the executive’s 53rd birthday.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this survivor benefit depends on the executive’s age and years of credited service at the time of death.
The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause, which includes competitive behavior against the Company, as determined by the CPCC in the exercise of its discretion in accordance with the Plan. The CPCC also has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.
Information about payment of the SERP benefit related to change in control is provided on page 56 in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2020 table.
Because the SERP is a nonqualified deferred compensation plan, the Company is not obligated to fund it. However, the Company does set aside funds to assist in the payment of future benefit obligations. If the Company were to become insolvent, participants would be unsecured general creditors, and there is no guarantee that funds would be available to pay all creditors in full. See the notes to the financial statements contained within the Company’s 2020 Annual Report for a discussion of the benefit obligation.
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Fiscal Year 2020 Pension Benefits Table
The following table shows the present value of the accumulated SERP benefit payable to each of the NEOs, based on the number of years of service credited under the Plan to each NEO and actuarial assumptions consistent with those used in the Company’s 2020 Annual Report to calculate the Company’s obligations under the Plan. See Note 7: Postretirement Benefits to the financial statements contained within the Company’s 2020 Annual Report for a discussion of the benefit obligation and assumptions used.

				Present Value of Accumulated Benefit
Name	Plan Name	Age (a)	Number of Years Credited Service (#)(b)	Full Retirement Benefit ($)(c)	Early Retirement Benefit ($)(d)	Payments During Last Fiscal Year ($)
Erik B. Nordstrom	SERP	57	25	14,288,063	14,933,660	—
Anne L. Bramman	—	—	—	—	—	—
Peter E. Nordstrom	SERP	58	25	15,071,070	—	—
Kenneth J. Worzel	SERP	56	11	5,390,814	4,697,771	—
Edmond Mesrobian	—	—	—	—	—	—
(a) Age
Age is as of January 30, 2021, the last day of the fiscal year.
(b) Number of Years Credited Service
Although Erik Nordstrom and Peter Nordstrom each have more than 25 years of service, the number of years of credited service under the SERP is capped at 25.
(c) Present Value of Accumulated Benefit: Full Retirement Benefit
The amounts shown are based on the full retirement age of 58. Peter Nordstrom is the only eligible NEO that has met the minimum full retirement age with at least 10 years of credited service and would be eligible to receive the SERP benefit having the present value as shown in the table above.
(d) Present Value of Accumulated Benefit: Early Retirement Benefit
Erik Nordstrom and Kenneth Worzel have met the minimum early retirement age and would be eligible for early retirement with prior approval from the Board. The early retirement present value benefit for Erik Nordstrom is an increase from his full retirement present value benefit because both benefits are limited by the $700,000 annual SERP benefit cap, which results in the same annual SERP benefit for his early retirement as for his full retirement.
Nonqualified Deferred Compensation
The Company offers participation in the NDCP to employees, including the NEOs, who meet a minimum compensation threshold. Under this Plan, a participant may defer up to 80% of base salary, up to 100% of an annual performance-based bonus and up to 100% of any vested PSUs, less applicable payroll taxes. Deferral elections are irrevocable and are made in compliance with Section 409A of the IRC. If a participant’s NDCP deferrals cause a reduction in the Company’s 401(k) match contribution, the Company may deposit a make-up contribution into the participant’s NDCP account. The Company may also provide a dollar for dollar matching contribution, up to 4% of eligible pay over the 401(k) calendar year compensation limit, on deferrals into the NDCP by eligible participants and a discretionary profit-based match up to an additional 2% of eligible pay over the 401(k) calendar year compensation limit. Participants in the Company’s SERP are not eligible for this matching contribution. The discretionary 401(k) match was suspended for the 2020 plan year as discussed on page 38.
Plan participants may direct their cash deferrals to deemed investment alternatives, priced and valued similar to retail mutual funds. As of the end of the fiscal year, the Company offered 18 deemed investment alternatives. In addition, Plan participants are offered a fixed rate option, which was 4.31% for calendar years 2020 and 2021, which is not subsidized by the Company but rather is a rate based on guaranteed contractual returns from a third-party insurance company provider. With the exception of the fixed rate fund, participants may change their investment allocations among these investment alternatives daily. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The deemed investment alternatives for cash do not include Common Stock. Vested PSUs that are deferred into the NDCP remain as stock units until distribution.
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Fiscal Year 2020 Nonqualified Deferred Compensation Table
The following table discloses information on nonqualified deferred compensation for the NEOs under the Company’s NDCP for the fiscal year ended January 30, 2021. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to NEOs under the SERP is provided on pages 50 and 51.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(c)
Erik B. Nordstrom	—	—	—	—	—
Anne L. Bramman	108,183	—	7,813	—	238,673
Peter E. Nordstrom	—	—	—	—	—
Kenneth J. Worzel	49,826	—	46,588	—	853,403
Edmond Mesrobian	39,217	—	53,564	—	189,152
(a) Executive Contributions in Last Fiscal Year
The amounts reported are the deferrals made during the fiscal year.
(b) Aggregate Earnings in Last Fiscal Year
The amounts include the total interest or other earnings accrued in fiscal year 2020 on the entire NDCP account balance, including deferred PSUs.
(c) Aggregate Balance at Last Fiscal Year-End
The amounts shown are the total NDCP balances, including earnings on deferrals, as of January 30, 2021.
Potential Payments Upon Termination or Change in Control
The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the NEOs’ employment had terminated on January 30, 2021, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on January 29, 2021, the last market trading day of the fiscal year, of $35.45. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements
The Company does not have employment agreements with any Nordstrom employees, including the NEOs. The Company maintains an executive severance plan to provide certain NEOs an appropriate level of severance benefits in the event of involuntary separation of service, not for cause. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the NEOs to enhanced benefits upon termination of their employment.
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Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2020
The following table shows various termination scenarios and payments that would be triggered under the Company’s compensation plans.

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Qualifying Termination Following a Change in Control ($)
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	4,211,794	4,211,794	2,446,891	2,446,891	7,525,718
Vested SERP Benefit(b)	7,154,525	—	14,933,660	14,933,660	14,933,660
Life Insurance Proceeds(c)	948,125	—	—	—	—
Retiree Health Care Benefit(d)	223,861	474,261	474,261	474,261	474,261
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	12,538,305	4,721,055	17,854,812	17,854,812	22,933,639
Anne L. Bramman
Continued or Accelerated Vesting of Equity Awards(a)	4,605,057	4,605,057	—	—	8,735,080
Vested SERP Benefit(b)	—	—	—	—	—
Life Insurance Proceeds(c)	1,000,000	—	—	—	—
Retiree Health Care Benefit(d)	—	—	—	—	—
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	5,605,057	4,640,057	—	—	8,735,080
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	4,211,404	4,211,404	2,446,501	2,446,501	7,525,328
Vested SERP Benefit(b)	7,741,440	15,071,070	15,071,070	15,071,070	15,071,070
Life Insurance Proceeds(c)	948,125	—	—	—	—
Retiree Health Care Benefit(d)	206,127	427,636	427,636	427,636	427,636
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	13,107,096	19,745,110	17,945,207	17,945,207	23,024,034
Kenneth J. Worzel
Continued or Accelerated Vesting of Equity Awards(a)	5,616,752	5,616,752	2,607,808	2,607,808	10,995,272
Vested SERP Benefit(b)	2,409,514	—	4,697,771	4,697,771	4,697,771
Life Insurance Proceeds(c)	1,093,750	—	—	—	—
Retiree Health Care Benefit(d)	232,281	496,762	496,762	496,762	496,762
Separation Benefit(e)	—	—	—	1,334,809	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	9,352,297	6,148,514	7,802,341	9,137,150	16,189,805
Edmond Mesrobian
Continued or Accelerated Vesting of Equity Awards(a)	3,592,174	3,592,174	—	—	7,200,912
Vested SERP Benefit(b)	—	—	—	—	—
Life Insurance Proceeds(c)	968,750	—	—	—	—
Retiree Health Care Benefit(d)	—	—	—	—	—
Separation Benefit(e)	—	—	—	1,554,200	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	4,560,924	3,627,174	—	1,554,200	7,200,912
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(a) Continued or Accelerated Vesting of Equity Awards
As of the end of fiscal year 2020, the NEOs had outstanding equity awards under our 2010 and 2019 EIPs. Treatment of the awards under various termination scenarios is described below.
Stock Options
Death or Disability
The stock option agreements under the Company’s 2010 EIP, with the exception of the 2019 stock option agreement, provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest. The stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The Company’s 2019 and 2020 stock option agreement for annual awards provides that if a participant’s employments is terminated by reason of death or disability, the stock option grants will immediately vest. The 2019 and 2020 annual stock option agreement provides that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The Company’s 2019 and 2020 stock option agreement for one-time awards provides that if a participant’s employment is terminated by reason of death or disability, a prorated number of the stock options granted will immediately vest based on the number of full months employed. The 2019 and 2020 one-time stock option agreement provides that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The amounts shown in the table include the unvested values, as of the end of fiscal year 2020, that would immediately vest and be exercisable during the earlier of four years after termination or the 10-year term date of the grant.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options and any shares of Common Stock delivered under such grants will be automatically forfeited.
Retirement or Termination without Cause
The stock option agreements under the Company’s 2010 and 2019 EIPs for annual awards generally provide that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated by reason of retirement or termination without cause, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired. Erik Nordstrom, Peter Nordstrom and Kenneth Worzel qualify for this continued vesting as they have reached the minimum retirement age of 55 with at least 10 years of service.
The amounts shown in the table include the unvested values, as of the end of fiscal year 2020, that would continue to vest and be exercisable during the earlier of four years after termination or the 10-year term date of the grant.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options and any shares of Common Stock delivered under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
The NEOs are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards. However, under the 2010 and 2019 EIPs, a NEO will generally be entitled to accelerated vesting if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the CPCC has acted to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction, or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. Generally, a change in control occurs upon:
•the merger or consolidation of the Company with or into another entity;
•the sale, transfer or other disposition of all or substantially all the Company’s assets;
•a change in composition of 50% or more of the Board; or
•any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 30% of the total voting power of the Company’s outstanding voting securities.
The amounts shown in the table include the unvested values, as of the end of fiscal year 2020, that would immediately vest and be exercisable if the NEOs experienced a qualifying termination within 12 months following a change in control of the Company and the CPCC did not act to cause the NEOs to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction.
Performance Share Units
Death or Disability
The 2019 PSU award agreement under the 2010 EIP provides that if a participant’s employment is terminated before the end of a performance cycle by reason of death or disability, a prorated number of PSUs will immediately vest based on target performance and the number of full months employed during the performance cycle.
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The 2019 grant has time remaining in its three-year performance cycle. One-third of the PSUs are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 PSUs vest when the results have been certified by the CPCC at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. The amounts included in the table are based on the remaining outstanding 2019 PSUs and a payout at 100% (target) of the prorated number based on termination on the last day of the fiscal year.
If, during the term of any outstanding performance cycle, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company's confidential or proprietary information, then all outstanding unvested and unsettled PSUs and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Retirement or Termination without Cause
The 2019 PSU award agreement under the 2010 EIP provides that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated before the end of the performance cycle by reason of retirement or termination without cause, the participant will be entitled to a prorated number of PSUs based on the number of full months employed during the performance cycle, with respect to any PSUs granted more than six months prior to termination that were earned during the performance cycle. Erik Nordstrom, Peter Nordstrom and Kenneth Worzel qualify for this prorated payment upon retirement as of the end of the fiscal year.
The 2019 grant has time remaining in its three-year performance cycle. One-third of the PSUs are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 PSUs vest when the results have been certified by the CPCC at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2020, the performance payout threshold would not have been achieved and 0% of the number of PSUs outstanding would have been earned. Therefore, no amounts for the PSUs are reported in the table.
If, during the term of any outstanding performance cycle, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company's confidential or proprietary information, then all outstanding unvested and unsettled PSUs and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
The NEOs are not entitled to any payment or accelerated benefit upon a change in control with respect to their PSUs. However, a NEO will generally be entitled to accelerated vesting based on the target number of outstanding PSUs if the actual performance cannot be determined, if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the CPCC has acted to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction, or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. See the Change in Control paragraph under Stock Options on page 54 for information about when a change in control occurs.
The 2019 grant has time remaining in its three-year performance cycle. One-third of the PSUs are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 PSUs vest when the results have been certified by the CPCC at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2020, the performance payout threshold would not have been achieved and 0% of the number of PSUs outstanding would have been earned. Therefore, no amounts for the PSUs are reported in the table.
Restricted Stock Units
Death or Disability
The RSU agreements under the 2010 EIP, with the exception of the 2019 RSU agreement, provide that if a participant’s employment is terminated by reason of death or disability, RSUs granted more than six months prior to the termination event will immediately vest.
The Company’s 2019 and 2020 RSU agreement for annual awards provides that if a participant’s employment is terminated by reason of death or disability, RSUs will immediately vest. The 2019 and 2020 RSU agreement for one-time awards provides that if a participant’s employment is terminated by reason of death or disability, a prorated number of RSUs granted will immediately based on the number of full months employed.
The amounts shown in the table include the values, as of the end of fiscal year 2020, of unvested RSUs that would immediately vest.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then any unvested RSUs and any Common Stock delivered on vesting under such grants will be automatically forfeited.
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Retirement or Termination without Cause
The RSU agreements for annual grants under the 2010 and 2019 EIPs generally provide that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated by reason of retirement or termination without cause, RSUs granted more than six months prior to termination will continue to vest.
The amounts shown in the table for Erik Nordstrom, Peter Nordstrom and Kenneth Worzel include the values, as of the end of fiscal year 2020, of unvested RSUs that would continue to vest after termination. These executives qualify for this continued vesting as of the end of the fiscal year since they had each reached the minimum retirement age of 55 with at least 10 years of service.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then any unvested RSUs and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
Under the 2010 and 2019 EIPs, the NEOs are not entitled to any payment or accelerated benefit upon a change in control with respect to their RSUs. However, a NEO will generally be entitled to accelerated vesting if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the CPCC has acted to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction, or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. See the Change in Control paragraph under Stock Options on page 54 for information about when a change in control occurs.
The amounts shown include the values, as of the end of fiscal year 2020, of unvested RSUs that would vest if the NEOs experienced a qualifying termination within 12 months following a change in control of the Company and the CPCC did not act to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction.
(b) Vested SERP Benefit
The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for the remainder of their life after the executive’s death, as described in the Pension Benefits section beginning on page 50.
Death
The amounts shown are the present values of the 50% survivor annuity, payable in equal installments on the Company’s regular payroll dates to the spouse or life partner of the executive, and would continue for the remaining lifetime of the spouse or life partner.
Disability
The amount shown for Peter Nordstrom is the present value of his SERP benefit as he has met the minimum age of 58 with at least 10 years of service and would be eligible for his full retirement benefit under the SERP. The amount shown would be paid in equal installments on the Company’s regular payroll dates, assuming the payment would begin as of the last day of fiscal year 2020. No amounts are shown for Erik Nordstrom or Kenneth Worzel, the other eligible NEOs, as they have not reached the normal retirement age of 58, which is the earliest eligibility for the SERP disability benefit.
Retirement or Termination without Cause
The amount shown for Peter Nordstrom is the present value of his SERP benefit as he has met the minimum age of 58 with at least 10 years of service and would be eligible for his full retirement benefit under the SERP. The amounts shown for Erik Nordstrom and Kenneth Worzel are the present values of their SERP benefits for early retirement, as they have met the minimum early retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. The amounts payable to Peter Nordstrom, Erik Nordstrom and Kenneth Worzel would be paid in equal installments on the Company’s regular payroll dates, assuming the payments would begin as of the last day of fiscal year 2020.
Qualifying Termination Following a Change in Control
No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as an early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived.
The amount shown for Peter Nordstrom is the present value of his SERP benefit as he has met the minimum age of 58 with at least 10 years of service and would be eligible for his full retirement benefit under the SERP. The amounts shown for Erik Nordstrom and Kenneth Worzel are the present values of their SERP benefits for early retirement, as they have met the minimum early retirement age of 53 with at least 10 years of service and would be eligible for early retirement. The amounts payable to Peter Nordstrom, Erik Nordstrom and Kenneth Worzel would be paid in equal installments on the Company’s regular payroll dates, assuming the payments would begin as of the last day of fiscal year 2020.
The CPCC has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.
(c) Life Insurance Proceeds
The Company provides life insurance for the NEOs of approximately 1.25 times annual base salary. The amounts reported in the table represent the life insurance proceeds that would be payable if the NEOs had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (c) in the All Other Compensation in Fiscal Year 2020 table on page 44.
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(d) Retiree Health Care Benefit
The Company provides continued health care coverage for the eligible NEOs if they separate from the Company after age 55 with at least 10 profit sharing years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The NEOs and their spouses or registered domestic partners and eligible dependents would be covered under the retiree health plan, and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse or registered domestic partner and eligible dependents after the executive’s death. Effective November 1, 2013, the retiree health plan was closed to new entrants.
The amounts in the table for the eligible NEOs are the present values of the health care cost that would be payable by the Company if they had separated on the last day of the fiscal year. Erik Nordstrom, Peter Nordstrom and Kenneth Worzel have met the minimum retirement age of 55 with at least 10 profit sharing years of service and would be eligible for retirement. Assumptions used in determining these amounts include a discount rate of 2.73% and the PRI2012 White Collar, Fully Generational Mortality Table with projection scale MP2020.
An executive who is terminated for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan, is not eligible to receive the retiree health care benefit.
(e) Separation Benefit
Under the Nordstrom, Inc. Executive Severance Plan, Kenneth Worzel and Edmond Mesrobian are eligible to receive benefits upon involuntary termination of employment by the Company, not for cause. To be eligible to participate in the Plan upon involuntary termination, the eligible NEO must have signed a non-competition and non-solicitation agreement.
Erik Nordstrom and Peter Nordstrom are not eligible under the Plan. Anne Bramman has elected not to participate in the Plan. The benefits for eligible and participating employees include:
•lump sum cash payment for severance: 18 or 24 months of base salary for Executive Officers, depending on their roles. This is reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the severance payment, if applicable;
•lump sum cash payment for health coverage: the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for the retiree health care benefit, as described in footnote (d), “Retiree Health Care Benefit”; and
•six months of outplacement services.
Kenneth Worzel’s estimated separation payment shown below is reduced by an amount equal to his estimated gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as he qualifies for retiree health care benefits. No amount is included for the Company-paid portion of medical benefits for Edmond Mesrobian as he is not participating in the Company’s medical benefit plans.
To be eligible to receive any benefits under the Nordstrom, Inc. Executive Severance Plan, the NEO must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company, except in each case as required by applicable law.
The potential separation benefits for the NEOs are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Erik B. Nordstrom	—	—	—	—
Anne L. Bramman	—	—	—	—
Peter E. Nordstrom	—	—	—	—
Kenneth J. Worzel	1,330,609	—	4,200	1,334,809
Edmond Mesrobian	1,550,000	—	4,200	1,554,200
(f) Disability Insurance Benefit
The Company provides long-term disability insurance for the NEOs. The amount reported in the table for each NEO is the long-term disability benefit provided of up to $35,000 per month. The premiums for the Company-provided disability insurance are included in column (c) in the All Other Compensation in Fiscal Year 2020 table on page 44.

(g) Executive Management Bonus
The performance period under the EMBP is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired (after having met certain age and years of service requirements) during the fiscal year, the CPCC would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award. Any bonus award would be prorated to reflect the period of service during the fiscal year.
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Pay Ratio Disclosure
SEC rules require that U.S. publicly traded companies disclose the ratio of their Principal Executive Officer’s (“PEO”) compensation to that of their median employee. Our PEO is our CEO, Erik Nordstrom.
For fiscal year 2020:
•the annual total compensation of Erik Nordstrom was $5,647,670, which includes PSUs granted then subsequently cancelled as discussed on page 36 with a grant date fair value of $1,592,846; and
•the estimated median of the annual total compensation of all employees of our Company, other than Erik Nordstrom, was $26,803.
Based on this information, for 2020 the ratio of the annual total compensation of Erik Nordstrom, our Chief Executive Officer and PEO, to the median of the annual compensation of all employees was 211 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.
To identify the median employee, we used the total compensation as reported on the 2020 W-2 for all of our U.S. employees, excluding our PEO, and the Canadian equivalent T4 for all of our Canadian employees, who were employed by us on January 30, 2021, the last day of our fiscal year. We included full-time, part-time, seasonal and temporary employees and did not annualize the compensation for our permanent full-time and part-time employees who were not employed with us for the entire fiscal year. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency. Similar to other large retail companies, a significant portion of our workforce is employed on a part-time and seasonal basis. As of the end of fiscal year 2020, approximately 29,000 of our 55,000 employees – or 53% of our workforce – were either part-time or seasonal.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the 2020 Summary Compensation Table on page 42.
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PROPOSAL 3	ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
The Board recommends a vote FOR this proposal.
The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our NEOs as disclosed in this Proxy Statement. At the 2017 Annual Meeting of Shareholders, over 95% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis.
At the 2020 Annual Meeting of Shareholders, over 90% of the votes cast were supportive of our compensation program. In light of this support of the compensation program for our NEOs, the CPCC continues to apply the same pay and benefits philosophy which underlies our pay-for-performance philosophy.

Compensation Program Highlights
As described in the CD&A beginning on page 29, our NEOs are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our CPCC and Board believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:
•We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Approximately 70% of the value of the targeted compensation package for each of our NEOs is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.
•Each year, the CPCC establishes the performance-based bonus measures that focus executives on the most important Company objectives. In 2020, NEOs had the following measures:
–Incentive Adjusted ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on Incentive Adjusted EBIT results to ensure our executives are rewarded only after earnings generate meaningful returns for our shareholders;
–Incentive Adjusted EBIT to emphasize the importance of earnings and its role in driving shareholder value. Erik Nordstrom and Peter Nordstrom each had this performance measure weighed at 100%, subject to the achievement of the Incentive Adjusted ROIC threshold. Anne Bramman, Kenneth Worzel and Edmond Mesrobian each had this performance measure weighed at 67%, again subject to the achievement of the Incentive Adjusted ROIC threshold; and
–Individual Measure to enable differentiation in bonus payout opportunity based on individual contributions and execution against goals for Anne Bramman, Kenneth Worzel and Edmond Mesrobian. The individual bonus measure accounted for 33% of the total bonus opportunity for these NEOs.
•While the CPCC considers the 50th percentile (median) of our peer group as a reference, there is no specific percentage of target total direct compensation targeted by the CPCC other than to remain generally competitive with similarly situated peer companies. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.
•We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.
•We have an executive compensation clawback policy that applies to performance-based compensation.
•The CPCC has retained and directs an independent compensation consultant.
•We do not have employment agreements with our executives.
•We do not provide tax gross-ups, except those related to relocation expenses when an executive must move to assume Company responsibilities.
•We do not allow stock option grant repricing or backdating, nor do we grant options below 100% of fair market value.
•We have a derivative and hedging policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.
•We have restrictions on pledging of Common Stock.
On March 25, 2020, the CPCC took immediate action to support cash preservation goals by reducing the base salaries of the NEOs from March 29, 2020 to October 3, 2020, as follows: Erik Nordstrom and Peter Nordstrom received no base salary, while Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a 25% base salary reduction. Similarly, the salaries of all other executives at the Company were reduced by 10% to 25%, depending on role.
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Shortly after the PSU grant was made on March 9, 2020, the Company temporarily closed stores in response to the growing COVID-19 pandemic, which meaningfully disrupted sales and operations. There was also significant uncertainty and disruption to our inventory flow, merchandising, and supply chain. Accordingly, the CPCC determined that the financial and market share goals established in February of 2020 for the PSU grant were no longer relevant or functional, and determined not to revise the goals for the 2020 PSUs. Accordingly, each of the NEOs agreed to the cancellation of their PSU award on August 18, 2020, as disclosed in the Form 8-K filed August 20, 2020. As required, the grant date fair values of the PSU grants are included in the Summary Compensation Table, on page 42. On August 18, 2020, the CPCC determined to award stock option grants in light of continued economic uncertainty, along with a desire to incentivize executives towards optimal shareholder outcomes and recognize the executives’ critical roles in supporting the Company’s key strategies and long-term success to each of the NEOs, effective August 27, 2020, the first open trading window date after CPCC approval. Stock options reward executives for the creation of long-term shareholder value, thereby aligning the executives’ interests with those of our Company’s shareholders. Erik Nordstrom and Peter Nordstrom each received an option to purchase 245,829 shares, and Anne Bramman, Kenneth Worzel and Edmond Mesrobian received an option to purchase 281,657, 366,540 and 212,207 shares, respectively. The stock options granted on August 27, 2020 have a grant price of $14.79, the closing stock price on August 27, 2020 and vest in full on September 10, 2022.

Shareholder Support
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement.
This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2021 Annual Meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”
Our Board has adopted a policy of annual executive compensation advisory votes. As an advisory vote, this proposal is not binding on the Company. However, our CPCC and Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs.
EQUITY COMPENSATION PLANS
The following table provides information as of the fiscal year ended January 30, 2021 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3) (#)
Equity compensation plans approved by the Company’s shareholders (a)	16,255,730	(b)	40	22,101,260	(c)
Equity compensation plans not approved by the Company’s shareholders (d)	1,029		6	—
TOTAL	16,256,759		40	22,101,260
(a)Consist of the 2010 and 2019 EIP and the ESPP. PSUs and RSUs do not have an exercise price and therefore have been excluded from the weighted average exercise price calculation in column (2).
(b)Includes 42,030 of deferred Director awards and 79,490 related to deferred PSUs.
(c)Includes 18,326,125 shares from the 2019 EIP, and 3,775,135 shares from the ESPP.
(d)Consist of plans created in connection with our subsidiaries.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of Common Stock, by our Directors, by the NEOs, and by all Directors and Executive Officers of the Company as a group. Except as otherwise noted, all information is as of March 10, 2021.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
(a)	Peter E. Nordstrom	3,384,102	2.14%
(b)	Erik B. Nordstrom	3,375,994	2.13%
(c)	Kenneth J. Worzel	233,254	*
(d)	Edmond Mesrobian	33,195	*
(e)	Anne L. Bramman	44,648	*
(f)	Brad D. Smith	50,169	*
(g)	Shellye L. Archambeau	31,451	*
(h)	Bradley D. Tilden	26,142	*
(i)	Tanya L. Domier	25,421	*
(j)	Stacy Brown-Philpot	21,973	*
(k)	Kirsten A. Green	14,131	*
(l)	Glenda G. McNeal	14,131	*
(m)	James L. Donald	9,041	*
(n)	Mark J. Tritton	9,041	*
(o)	Directors and Executive Officers as a group (22 persons)	8,852,839	5.55%

	Greater than 5% Security Holders
(p)	Bruce A. Nordstrom 1617 Sixth Avenue Seattle, Washington 98101	25,241,423	16.00%
(q)	Anne E. Gittinger 1617 Sixth Avenue Seattle, Washington 98101	15,404,246	9.76%
(r)	FMR, LLC 245 Summer Street Boston, Massachusetts 02210	13,656,832	8.66%
(s)	Blackrock, Inc. 55 East 52nd Street New York, New York 10055	10,402,108	6.59%
(t)	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,665,883	6.13%
*    Does not exceed 1% of the Company’s outstanding Common Stock.
(a) Peter E. Nordstrom
Amount and nature of beneficial ownership includes:
•2,471,488 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;
•34,727 shares held by him in the Company’s 401(k) Plan;
•479,567 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2021;
•15,560 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days of March 10, 2021:
•175,533 shares owned by his wife individually;
•472 shares held by his wife in the Company’s 401(k) Plan;
•49,060 shares held by trusts of which he is the trustee; and
•157,695 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.
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(b) Erik B. Nordstrom
Amount and nature of beneficial ownership includes:
•2,587,380 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;
•26,708 shares held by him in the Company’s 401(k) Plan;
•479,567 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2021;
•15,568 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days of March 10, 2021:
•42,646 shares owned by his wife individually; and
•224,125 shares held by a trust of which he is the trustee.
(c) Kenneth J. Worzel
Amount and nature of beneficial ownership includes:
•30,264 shares owned by him directly;
•6,021 nonvoting stock units held under the NDCP;
•5,061 shares held by him in the Company’s 401(k) Plan;
•165,216 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2021; and
•26,692 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days of March 10, 2021.
(d) Edmond Mesrobian
Amount and nature of beneficial ownership includes:
•26,122 shares owned by him directly; and
•7,073 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days of March 10, 2021.
(e) Anne L. Bramman
Amount and nature of beneficial ownership includes:
•22,105 shares owned by her directly; and
•22,543 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days of March 10, 2021.
(f) Brad D. Smith
Amount and nature of beneficial ownership includes:
•50,169 shares held by a family trust, of which he is a trustee and beneficiary.
(g) Shellye L. Archambeau
Amount and nature of beneficial ownership includes:
•6,614 shares owned by her directly;
•9,041 shares held by a limited liability company of which she has control; and
•15,796 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.
(h) Bradley D. Tilden
Amount and nature of beneficial ownership includes:
•26,142 shares held by a family trust, of which he is a trustee and beneficiary.
(i) Tanya L. Domier
Amount and nature of beneficial ownership includes:
•25,421 shares owned by her directly.
(j) Stacy Brown-Philpot
Amount and nature of beneficial ownership includes:
•3,444 shares owned by her directly; and
•18,529 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.
(k) Kirsten A. Green
Amount and nature of beneficial ownership includes:
•14,131 shares owned by her directly.
(l) Glenda G. McNeal
Amount and nature of beneficial ownership includes:
•14,131 shares owned by her directly.
(m) James L. Donald
Amount and nature of beneficial ownership includes:
•9,041 shares held in a trust of which he is a trustee beneficiary.
(n) Mark J. Tritton
Amount and nature of beneficial ownership includes:
•9,041 shares owned by him directly.
(o) Directors and Executive Officers as a group (22 persons)
Collectively, the combined amount and nature of beneficial ownership for the Directors and all Executive Officers include:
•5,976,828 shares owned directly, of which 687,582 shares are pledged as collateral for third party obligations;
•824,958 shares owned by spouses and trusts of which the respective Director or Executive Officer is a trustee, or a trustee and beneficiary;
•34,325 nonvoting stock units held by participating Directors under the DDCP;
•6,021 nonvoting stock units held by participating Executive Officers under the NDCP;
•96,564 shares held by participating Executive Officers and their eligible spouses in the Company’s 401(k) Plan;
•1,738,618 shares that may be acquired by the Executive Officers as a group through stock options exercisable within 60 days after March 10, 2021; and
•175,525 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days of March 10, 2021.
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(p) Bruce A. Nordstrom
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2020, the aggregate amount beneficially owned by Mr. Nordstrom includes:
•24,236,227 shares for which he has sole power to vote or to dispose or to direct disposition; and
•1,005,196 shares for which he has shared power to vote or to dispose or to direct disposition.
(q) Anne E. Gittinger
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2020, the aggregate amount beneficially owned by Ms. Gittinger includes:
•15,404,246 shares for which she has sole power to vote or to dispose or to direct disposition.
(r) FMR, LLC
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2020, the aggregate amount beneficially owned by FMR, LLC includes:
•589,028 shares for which it has sole power to vote or to direct the vote; and
•13,656,832 shares for which it has sole power to dispose or to direct disposition.
(s) Blackrock, Inc.
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2020, the aggregate amount beneficially owned by Blackrock, Inc. includes:
•9,617,472 shares for which it has the sole power to vote or to direct the vote; and
•10,402,108 shares for which it has sole power to dispose or to direct disposition.
(t) The Vanguard Group
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2020, the aggregate amount beneficially owned by The Vanguard Group includes:
•73,218 shares for which it has shared power to vote or to direct the vote;
•160,802 shares for which it has shared power to dispose or to direct disposition; and
•9,505,081 shares for which it has sole power to dispose or to direct disposition.

Delinquent Section 16(a) Reports
Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 30, 2021 all of our Directors, Executive Officers and
owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that one Form 4 was filed late on behalf of Teri Bariquit relating to a purchase of shares pursuant to the ESPP.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval Process
We maintain policies and procedures regarding the identification, review and approval of related party transactions. In compliance with SEC rules, the CGNC reviews and approves or disapproves any transaction or series of related transactions in which: (1) the amount involved exceeds $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) a related party (a Director or Executive Officer of the Company, any nominee for director, any greater than 5% shareholders and any immediate family member of such persons) has a direct or indirect material interest. When considering a transaction, the CPCC will review all relevant factors, including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the CPCC will approve or ratify the transaction or transactions only if the CPCC determines that the transaction is reasonable and fair to the Company.
Related Party Transactions
Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to LLC without affecting the Company’s flight operations. LLC is owned by James F. Nordstrom, Jr., John N. Nordstrom and the estate of Blake W. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. Upon expiration or termination of the sublease, the hangar
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improvements will be surrendered to the Company. The material terms of the sublease are as follows:
•The current sublease carries a month-to-month term, with the Company having the right to terminate it at any time upon 30 days’ notice to LLC.
•LLC pays the Company a monthly base rent and estimated real estate tax in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County, currently $11,082 per month.
•LLC also pays the Company additional rent of $1,035 per month for reimbursement to the Company of its pro-rata share of maintenance costs.
•In total, LLC paid the Company rent of $145,530 during the fiscal year ended January 30, 2021.
OTHER MATTERS
The Board knows of no other matters that will be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.
2022 ANNUAL MEETING OF SHAREHOLDERS INFORMATION
Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders
If a shareholder wants the Company to include a shareholder proposal in our Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Exchange Act, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 8, 2021. Any such proposal must comply with all the requirements of Rule 14a-8.
Under our Bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance-notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary of the Company at our principal executive offices. We must receive notice as follows:
•We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the Annual Meeting is held on schedule, we must receive notice pertaining to the 2022 Annual Meeting of Shareholders no earlier than January 19, 2022 and no later than February 18, 2022.
•However, if we hold the 2022 Annual Meeting of Shareholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.
•If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days following the day on which notice of the annual meeting was mailed to shareholders.
Our Bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified herein for proposed items of business will be considered untimely under Rule 14a-4c under the Exchange Act. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of the Company’s Bylaws. You may obtain a copy of the Company’s Bylaws at no cost from the Company’s Corporate Secretary or on the Company’s Investor Relations Website. The contact information for the Company’s Corporate Secretary is on page 69.
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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Why am I receiving these materials?
We have made these materials available to you on the internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of the Company as of March 10, 2021, the Record Date, and
were entitled to receive notice of the 2021 Annual Meeting of Shareholders and to vote on matters that will be presented at the Annual Meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:		Board Recommendation:	Page Reference (for more detail):
Proposal 1	To elect 10 Director nominees named in this Proxy Statement to the Board to serve until the 2022 Annual Meeting of Shareholders	FOR each Director Nominee	18
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to serve for the 2022 fiscal year	FOR	26
Proposal 3	To conduct an advisory vote regarding the compensation of our NEOs	FOR	59
Other	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof

3.	What is the date and time of the Annual Meeting?

Date & Time:	May 19, 2021 at 9:00 a.m. Pacific Daylight Time	Virtual Meeting Access:	virtualshareholdermeeting.com/JWN2021
This Proxy Statement was first mailed to shareholders on or about April 8, 2021. It is furnished in connection with the solicitation of proxies by the Board to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.
Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to or during the Annual Meeting or by timely executing and delivering, by internet, telephone, or mail, another proxy dated as of a later date.

4.	How do I participate in the Meeting?
This year’s Annual Meeting will be accessible through the internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for shareholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all shareholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Company stock.
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 10, 2021, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at virtualshareholdermeeting.com/JWN2021, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement.
Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your Control Number.
This year’s shareholder question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through virtualshareholdermeeting.com/JWN2021. We will post questions and answers if applicable to Nordstrom’s business on the Nordstrom Investor Relations website shortly after the meeting.
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 19, 2021. If you have difficulty accessing the meeting, please call (844) 986-0822 (toll free) or (303) 562-9302 (international). We will have technicians available to assist you.
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5.	Why did I receive a Notice instead of a full set of proxy materials? How can I access the proxy materials online?
We are furnishing proxy materials to our shareholders primarily via the internet as the holders of a majority of our shares prefer that method. By doing so, we increase the convenience of our proxy materials, reduce the environmental impact of our Annual Meeting, and save costs. On or about April 8, 2021, we mailed a Notice of internet Availability of Proxy Materials to our shareholders who had not previously requested printed materials.
The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

6.	What is a proxy statement, and what is a proxy?
A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters at a meeting of our shareholders or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the shares you own at a meeting of our shareholders. By signing the proxy card we provide to you, you will designate Anne L. Bramman, our Chief Financial Officer, and Ann Munson Steines, our General Counsel and
Corporate Secretary, as your proxies to vote your shares as you have directed during the Annual Meeting. Our Board is soliciting your proxy to vote your shares during the Annual Meeting and any adjournment or postponement of the meeting. Nordstrom pays the cost of soliciting your proxy and reimburses brokers and others for forwarding you the proxy statement, proxy card or voting instruction form, Annual Report and Notice.

7.	What is the difference between a shareholder of record and a street name shareholder?
Many Company shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.
•Shareholders of record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.
•Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

8.	How do I cast my vote?
We encourage you to vote in advance of the meeting on the internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.
Shareholders of record: The internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting for shareholders of record are available 24 hours a day. You can vote by any of the following methods:

You may vote In advance of the meeting, until 11:59 p.m. Eastern Daylight Time on May 18, 2021 using any of the following methods:

Online At proxyvote.com	Toll-free Phone Call 1-800-690-6903	Mail Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	Scanned QR Code Using your mobile device
Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.
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Shareholders holding shares invested in the Company’s 401(k) Plan: If you participate in the Company’s 401(k) Plan, the number of shares of Common Stock in your account as of the Record Date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 15, 2021, then the Plan Trustee will vote those shares in the same proportion as all other 401(k) Plan shares that have been voted.
Shareholders holding shares purchased through the Company’s ESPP: If you hold Common Stock that you acquired through the Company’s ESPP, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

9.	What does it mean if I receive more than one Notice or package of proxy materials?
This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in the Nordstrom 401(k) Plan or purchased through the ESPP; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

10.	Why did multiple shareholders at my address only receive one Notice or package of proxy materials?
SEC rules allow us to use a procedure called “householding” to deliver only en copy of our Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive proxy cards if they received a paper copy of proxy materials in the mail. By using the householding process, we reduce our printing costs, mailing costs and fees, and reduce the environmental impact of our annual meeting. If you are a shareholder, share an address and last name with one or more other shareholders, and would like to revoke your householding consent, or you are a shareholder eligible for householding and would like to participate, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

11.	What is a quorum and what is the voting requirement to approve each of the proposals?
We will have a quorum and will be able to conduct the business of the Annual Meeting if at least 78,885,190 shares, a majority of the outstanding shares of Common Stock as of the Record Date, are present at the Annual Meeting, either in person or by proxy. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting and vote your shares in person.
To elect directors and adopt the other proposals, the following votes are required:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of ten Directors to serve until the 2022 Annual Meeting of Shareholders	Majority of Votes Cast	No
Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to serve for the 2022 fiscal year	Majority of Votes Cast	Yes
To conduct an advisory vote regarding the compensation of our NEOs	Majority of Votes Cast	No
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Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker nonvotes (broker nonvotes and discretionary voting are explained in the answer to Question 14.) and abstentions are not considered “votes cast” and have no effect on the proposals.
•Election of Ten Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 12 under Director Elections. Because this is an uncontested election, an incumbent Director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee. If a Director nominee does not receive the requisite votes, that Director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or 90 days after the date the election results are determined, whichever occurs first.
You may vote “for,” “against” or “abstain” with respect to the election of each nominee.
•Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022. You may vote “for,” “against” or “abstain” on this proposal.
•Advisory Vote Regarding Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation program. You may vote “for,” “against” or “abstain” on this proposal.
The Board recommends a vote FOR each of the foregoing proposals.

12.	Can I change my mind after I vote?
Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:
•voting again on the internet or by telephone prior to the Annual Meeting; or
•signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or
•delivering your proxy or casting a ballot during the meeting.

13.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?
•Shareholders of record: If you are a registered shareholder and do not vote by internet or phone or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of Deloitte, but not on any of the other proposals.
•Street name shareholders: If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares for the ratification of Deloitte even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote regarding executive compensation or on any shareholder proposal without instructions from you, in which case a broker nonvote will occur. Since shares that constitute broker nonvotes will not be included in vote totals and have no effect on the outcome of the election of Directors, the advisory vote regarding executive compensation or any other matters properly brought before the meeting, it is important that you instruct your broker on how to vote your shares.
•Shareholders with shares invested in the Company’s 401(k) Plan: If your vote of shares held through the Company’s 401(k) Plan is not received by 11:59 p.m. Eastern Daylight Time on May 15, 2021, then the Plan Trustee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Plan Trustee “for” all proposals. If any additional proposals are properly presented at the Annual Meeting and any adjournment thereof, the Plan Trustee will vote on the additional proposals in accordance with its discretion.

14.	Will abstentions or broker nonvotes affect the voting results?
If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will have no effect on the other proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.
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15.	Who will count the vote?
Broadridge was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

16.	Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form
8-K will be available online under the “SEC Filings” tab at the Investor Relations Website.

17.	How can I communicate with the Board of Directors?
Shareholders and other interested parties may communicate with Directors by contacting the Corporate Secretary’s Office at:

Telephone: 206-303-2541

E-mail: board@nordstrom.com

Mail: Nordstrom, Inc. 1617 Sixth Avenue Seattle, Washington 98101 Attn: Corporate Secretary
The Corporate Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate.
If no specific Director is requested, the Corporate Secretary will relay the question or message to the Chairman. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings, will not be relayed to Directors.
The AFC has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline at:

Telephone: 1-888-832-8358

Internet: ethicspoint.com
Your concerns will be investigated and communicated to the AFC, as necessary.

18.	What if I have additional questions that are not addressed here?
You may call e-mail Investor Relations at Invrelations@Nordstrom.com, or call the Corporate Secretary’s Office at 206-303-2541.
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Appendix A	Reconciliation of GAAP and Non-GAAP Financial Measures
Incentive Adjusted EBIT and Incentive Adjusted ROIC
We believe that Incentive Adjusted ROIC is a useful financial measure for investors in evaluating the efficiency and effectiveness of the capital we have invested in our business to generate returns over time. In addition, we have incorporated it in our executive incentive measures and we believe it is an important indicator of shareholders’ return over the long term.
For 2020 and 2019, income statement activity for adjusted net operating profit and balance sheet amounts for average invested capital are measured under the Lease Standard and the remaining years disclosed are under the previous lease standard. Under the previous lease standard, we estimated the value of our operating leases as if they met the criteria for capital leases or we had purchased the properties. This provided additional supplemental information that estimated the investment in our operating leases. Estimated depreciation on capitalized operating leases and average estimated asset base of capitalized operating leases are not calculated in accordance with, nor an alternative for, GAAP and should not be considered in isolation or as a substitute for our results as reported under GAAP.
Incentive Adjusted EBIT represents net earnings before income tax expense, interest expense and interest income, and contemplates non-operating related adjustments. We define Incentive Adjusted ROIC as our adjusted net operating profit after tax divided by our average invested capital. These metrics are not measures of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other GAAP financial measures. Our method of calculating non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measures calculated under GAAP which are most directly comparable to Incentive Adjusted EBIT and Incentive Adjusted ROIC are net earnings and return on assets. The following is a reconciliation of return on assets to Incentive Adjusted ROIC:

	12 Fiscal Months Ended
($ in millions)	January 30, 2021	February 1, 2020	February 2, 2019	February 3, 2018	January 28, 2017
Net (loss) earnings	$(690)	$496	$564	$437	$354
Add: income tax (benefit) expense	(538)	186	169	353	330
Add: interest expense, net	181	102	104	136	121
EBIT	(1,047)	784	837	926	805
Add: non-operating related adjustments	—	24	72	26	271
Incentive Adjusted EBIT	(1,047)	808	909	952	1,076
Add: interest income	3	10	15	5	1
Incentive Adjusted ROIC EBIT	(1,044)	818	924	957	1,077
Add: operating lease interest(a)	95	101	—	—	—
Add: rent expense, net	—	—	251	250	202
Less: estimated depreciation on capitalized operating leases(b)	—	—	(134)	(133)	(108)
Adjusted net operating (loss) profit	(949)	919	1,041	1,074	1,171
Less: estimated income tax benefit (expense)	416	(244)	(248)	(480)	(444)
Adjusted net operating (loss) profit after tax	$(533)	$675	$793	$594	$727
Average total assets	$9,718	$9,765	$8,282	$8,055	$7,917
Add: average estimated asset base of capitalized operating leases(b)	—	—	2,018	1,805	1,512
Less: average deferred property incentives and deferred rent liability	—	—	(616)	(644)	(644)
Less: average deferred property incentives in excess of right-of-use assets(c)	(276)	(307)	—	—	—
Less: average non-interest-bearing current liabilities	(3,138)	(3,439)	(3,479)	(3,261)	(3,012)
Add: non-operating related adjustments	—	—	4	3	90
Average invested capital	$6,304	$6,019	$6,209	$5,958	$5,863
Return on assets	(7.1%)	5.1%	6.8%	5.4%	4.5%
Incentive Adjusted ROIC	(8.5%)	11.2%	12.8%	10.0%	12.4%
(a) As a result of the adoption of the Lease Standard, we add back the operating lease interest to reflect how we manage our business. Operating lease interest is a component of operating lease cost recorded in occupancy costs and is calculated in accordance with the Lease Standard.
(b) Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating under the previous lease standard if they had met the criteria for a finance lease or we had purchased the property. The asset base for each quarter is calculated as the trailing four quarters of rent expense multiplied by eight, a commonly used method to estimate the asset base we would record for our capitalized operating leases.
(c) For leases with property incentives that exceed the right-of-use assets, we reclassify the amount from assets to other current liabilities and other liabilities. As a result of the adoption of the Lease Standard, we reduce average total assets, as this better reflects how we manage our business.
NORDSTROM, INC. - 2021 Proxy Statement A-1

NORDSTROM CARES

The idea that we have a role to play in building and shaping a positive, more inclusive and sustainable future isn't new to us, but it's become more important than ever. Last year, we accelerated our efforts as we strive to leave our world better than we found it. Here are some of the ways we've tried to make a difference in 2020.

DONATED NEARLY

43,000

PAIRS OF SHOES THROUGH **SHOES THAT FIT**

#80 ON BARRON'S **100 MOST SUSTAINABLE COMPANIES** LIST

LAUNCHED **BEAUTYCYCLE** WITH GOAL TO RECYCLE **100 TONS** OF BEAUTY WASTE BY 2025

COMMITTED TO

$500 MILLION

IN SALES FROM **BLACK AND LATINX BRANDS** BY 2025

DONATED

$600,000

TO SUPPORT HOMELESS YOUTH THROUGH SALES OF TREASURE & BOND PRODUCTS

NPG BRANDS **REDUCED SINGLE-USE PLASTICS BY 13 MILLION UNITS**

DONATED

$3.5 MILLION

TO 3,615 CAUSES THROUGH OUR **EMPLOYEE MATCHING GIFT PROGRAM**

FORMED NEW PARTNERSHIPS WITH THE **NATIONAL URBAN LEAGUE** AND THE **HISPANIC ASSOCIATION ON CORPORATE RESPONSIBILITY**

EXPANDED OUR **EMPLOYEE RESOURCE GROUPS** TO REPRESENT BLACK, LATINX, ASIAN PACIFIC-ISLANDER, LGBTQIA+, WOMEN, DISABLED AND MILITARY COMMUNITIES

BROUGHT TOGETHER DIVERSE LEADERS ACROSS THE COMPANY AND BOARD OF DIRECTORS TO FORM OUR **DIVERSITY, INCLUSION & BELONGING ACTION COUNCIL**

32%

OF NORDSTROM MADE PRODUCTS MANUFACTURED IN FACTORIES THAT **INVEST IN WOMEN'S EMPOWERMENT**, REACHING **40,000 WORKERS**

To learn more about our corporate responsibility and diversity, inclusion and belonging strategic efforts, please see our 2020 report, which will be available on nordstromcares.com this summer.

RECYCLING IS ALWAYS IN STYLE.

Learn more about our sustainability efforts at nordstromcares.com.

©2021 Nordstrom, Inc. All rights reserved. Printed in the USA. 45233300

FSC www.fsc.org MIX Paper from responsible sources FSC® C102835

#NORDSTROM investor.nordstrom.com

NORDSTROM

NORDSTROM, INC.
C/O CORPORATE SECRETARY
1617 6TH AVENUE
SEATTLE, WA 98101

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Annual Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/JWN2021**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42090-P49016

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORDSTROM, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Shellye L. Archambeau	☐	☐	☐
1b. Stacy Brown-Philpot	☐	☐	☐
1c. James L. Donald	☐	☐	☐
1d. Kirsten A. Green	☐	☐	☐
1e. Glenda G. McNeal	☐	☐	☐
1f. Erik B. Nordstrom	☐	☐	☐
1g. Peter E. Nordstrom	☐	☐	☐
1h. Brad D. Smith	☐	☐	☐
1i. Bradley D. Tilden	☐	☐	☐
1j. Mark J. Tritton	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3. ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report on Form 10-K are available for **viewing purposes only** at investor.nordstrom.com.

To vote by Internet, you must access www.proxyvote.com.

If you vote via telephone or Internet, you do not need to mail back this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D42091-P49016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NORDSTROM, INC.

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Anne Bramman and Ann Munson Steines, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 19, 2021, at 9:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2 and 3. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder's account in the Nordstrom 401(k) Plan (the "Plan"), the Shareholder hereby directs the Bank of New York Mellon (the "Trustee") as the Plan's Trustee, to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Trustee as provided in the paragraph above. If the Shareholder's vote of shares held through the Plan is not received by 11:59 p.m. Eastern Daylight Time on May 15, 2021, then the Trustee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Trustee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

Continued and to be signed on reverse side